                                                               Exhibit 99.1


                          Medical Manager Corporation

                   Index to Consolidated Financial Statements

                                                               Page
                                                               ----
Report of Independent Public Accountants....................    2

Report of Independent Certified Public Accountants..........    3

Consolidated Balance Sheets at June 30, 1999 and 1998.......    4

Consolidated Statements of Operations for the
  Years Ended June 30, 1999, 1998 and 1997..................    6

Consolidated Statements of Changes in Stockholders'
  Equity for the Years Ended June 30, 1999, 1998,
  and 1997..................................................    7

Consolidated Statements of Cash Flows for the
  Years Ended June 30, 1999, 1998 and 1997..................    8

Notes to Consolidated Financial Statements..................   10

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Medical Manager Corporation:

We have audited the accompanying consolidated balance sheets of Medical Manager Corporation (a Delaware Corporation) and subsidiaries (formerly Synetic, Inc.) as of June 30, 1999 and 1998, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for each of the three years in the period ended June 30, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. We did not audit the financial statements of Medical Manager Health Systems, Inc. as of June 30, 1999 and 1998 and for the years ended June 30, 1999 and 1998 and for the twelve month period ended December 31, 1996 included in the consolidated financial statements of Medical Manager Corporation, which statements reflect total assets and revenues of 16.3 percent and 53.3 percent, in 1999, and 21.5 percent and 55.2 percent in 1998, respectively, of the related consolidated totals. Those statements were audited by other auditors whose report thereon has been furnished to us, and our opinion, insofar as it relates to the amounts included for Medical Manager Health Systems, Inc., is based solely upon the report of the other auditors.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the report of other auditors provide a reasonable basis for our opinion.

In our opinion, based on our audits and the report of the other auditors, the financial statements referred to above present fairly, in all material respects, the financial position of Medical Manager Corporation and subsidiaries as of June 30, 1999 and 1998, and the results of their operations and their cash flows for each of the three years in the period ended June 30, 1999, in conformity with generally accepted accounting principles.



                                                             ARTHUR ANDERSEN LLP

New York, New York
March 31, 2000

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To Medical Manager Health Systems, Inc.

In our opinion, the consolidated balance sheets and the related consolidated statements of income, stockholders' equity and cash flows of Medical Manager Health Systems, Inc. (formerly Medical Manager Corporation) and its subsidiaries (the "Company") (not presented separately herein) present fairly, in all material respects, their consolidated financial position at June 30, 1999 and 1998, and the consolidated results of their operations and their cash flows for the years then ended and the twelve month period ended December 31, 1996 in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above .

As discussed in Note 1, on July 23, 1999, the Company merged with and into Medical Manager Corporation (formerly Synetic, Inc.) in a pooling of interests transaction.


                                                      PRICEWATERHOUSECOOPERS LLP
Tampa, Florida
August 27, 1999

                  MEDICAL MANAGER CORPORATION AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
                                 (in thousands)

                                     ASSETS


                                                                                                   June 30,
                                                                                         ------------------------
                                                                                         1999                1998
                                                                                         ----                ----
CURRENT ASSETS:
     Cash and cash equivalents.............................................            $154,893            $137,230
     Marketable securities.................................................              55,454              10,104
     Accounts receivable, net of allowances for
       doubtful accounts and sales returns of $4,713 and
       $3,224 at June 30, 1999 and 1998, respectively......................              55,874              38,677
     Inventories...........................................................              16,618               9,929
     Other current assets..................................................              24,415              17,361
                                                                                       --------            --------

     Total current assets..................................................             307,254             213,301
                                                                                       --------            --------

 PROPERTY, PLANT AND EQUIPMENT:
     Land and improvements.................................................               3,642               2,323
     Buildings and improvements............................................              21,436              14,248
     Machinery and equipment...............................................              62,253              34,344
     Furniture and fixtures................................................               6,599               6,944
     Construction in progress..............................................               5,031               6,853
                                                                                       --------            --------
                                                                                         98,961              64,712
     Less:  Accumulated depreciation.......................................             (39,302)            (30,491)
                                                                                       --------            --------
       Property, plant and equipment, net..................................              59,659              34,221
                                                                                       --------            --------

OTHER ASSETS:

     Marketable securities.................................................             241,447             217,067
     Capitalized software development costs................................              31,330               4,972
     Goodwill and other intangible assets, net of accumulated
       amortization of $8,655 and $3,674 at June 30, 1999
       and 1998, respectively..............................................             171,263              37,403
     Other.................................................................               7,243              10,682
                                                                                       --------            --------

     Total other assets....................................................             451,283             270,124
                                                                                       --------            --------
                                                                                       $818,196            $517,646
                                                                                       ========            ========


              The accompanying notes are an integral part of these
                          consolidated balance sheets.

                  MEDICAL MANAGER CORPORATION AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
                       (in thousands, except share data)

                      LIABILITIES AND STOCKHOLDERS' EQUITY

                                                                                 June 30,
                                                                      ---------------------------
                                                                         1999              1998
                                                                      ---------         ---------
CURRENT LIABILITIES:
   Current portion of long-term debt .........................        $   4,206         $   5,490
   Accounts payable ..........................................           13,224             8,425
   Accrued and other liabilities .............................           33,394            18,987
   Customer deposits and deferred maintenance revenue ........           15,250            14,458
   Income taxes payable ......................................            6,151             5,476
                                                                      ---------         ---------
   Total current liabilities .................................           72,225            52,836
                                                                      ---------         ---------

LONG-TERM DEBT ...............................................          170,041           162,960
                                                                      ---------         ---------

MINORITY INTEREST IN CONSOLIDATED
   SUBSIDIARY ................................................           57,205                --
                                                                      ---------         ---------

OTHER LIABILITIES ............................................           33,382            10,173
                                                                      ---------         ---------

COMMITMENTS AND CONTINGENCIES (NOTE 10)

STOCKHOLDERS' EQUITY:
   Preferred stock, $.01 par value; 10,000,000 shares
   authorized; none issued ...................................               --                --
   Common stock, $.01 par value; 300,000,000 shares
   authorized; 41,103,867 and 37,961,488 shares issued;
   35,835,404 and 32,693,025 shares issued and outstanding
   at June 30, 1999 and 1998, respectively ...................              411               380
   Paid-in capital ...........................................          455,699           277,371
   Retained earnings .........................................           68,441            52,213
   Treasury stock, at cost; 5,268,463 shares
   at June 30, 1999 and 1998 .................................          (38,287)          (38,287)
   Accumulated other comprehensive loss ......................             (921)               --
                                                                      ---------         ---------
   Total stockholders' equity ................................          485,343           291,677
                                                                      ---------         ---------
                                                                      $ 818,196         $ 517,646
                                                                      =========         =========

The accompanying notes are an integral part of these consolidated balance sheets.

                  MEDICAL MANAGER CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      (in thousands, except per share data)


                                                                         Years Ended June 30,
                                                              1999              1998              1997
                                                            ---------         ---------         ---------
Net revenues .......................................        $ 296,096         $ 216,609         $ 135,623
                                                            ---------         ---------         ---------

Costs and expenses:
   Cost of revenues ................................          147,719           107,484            68,777
   Selling, general and administrative .............           87,410            65,860            45,646
   Research and development ........................           19,454            10,450            12,194
   Litigation costs ................................            6,666                --                --
   Depreciation and amortization ...................           15,183             8,589             4,366
   Interest and other income .......................          (20,419)          (21,290)          (12,407)
   Interest expense ................................            9,128             8,890             3,378
   Acquired in-process research and development ....               --                --            32,185
                                                            ---------         ---------         ---------
                                                              265,141           179,983           154,139
                                                            ---------         ---------         ---------

Income (loss) before provision for income taxes ....           30,955            36,626           (18,516)

Provision for income taxes .........................           12,311            13,706             2,844
                                                            ---------         ---------         ---------
Net income (loss) ..................................        $  18,644         $  22,920         $ (21,360)
                                                            =========         =========         =========
Income per share - basic:
   Net income (loss) per share .....................        $    0.54         $    0.72         $   (0.90)
                                                            =========         =========         =========
   Weighted average shares outstanding .............           34,508            31,760            23,703
                                                            =========         =========         =========
Income per share - diluted:
   Net income (loss) per share .....................        $    0.50         $    0.67         $   (0.90)
                                                            =========         =========         =========
   Weighted average shares outstanding .............           37,627            34,428            23,703
                                                            =========         =========         =========


 The accompanying notes are an integral part of these consolidated statements.

                  MEDICAL MANAGER CORPORATION AND SUBSIDIARIES
           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                                 (in thousands)

                                      Common Stock
                                    -----------------                                            Accumulated
                                    Number                                                          Other          Total
                                      of                 Paid-In       Retained     Treasury     Comprehensive   Stockholders'
                                    Shares     Amount    Capital       Earnings       Stock      Income (Loss)      Equity
                                    ------     ------    -------       --------     --------     -------------   -------------
Balance, June 30, 1996 ........     28,471     $285     $ 159,939      $ 62,113      $(36,575)     $    --      $ 185,762
Dividends .....................         --       --                      (9,461)           --           --         (9,461)
Net Loss ......................         --       --            --       (21,360)           --           --        (21,360)
Adjustment to reconcile fiscal
  year end of pooled
  subsidiary ..................      7,102       71        21,588            62            --           --         21,721
Issuance of common stock for
  exercise of stock options,
  awards and 401(k) plan ......        323        3        13,503            --            --           --         13,506
Issuance of common stock and
  warrants for acquired
  companies ...................        641        7        24,840            --            --           --         24,847
Adjustment to purchase price
  of treasury stock ...........         --       --            --            --        (1,712)          --         (1,712)
Purchase of 50 shares of
  common  stock for treasury,
  net of 18 shares reissued ...         --       --            --            --        (1,175)          --         (1,175)
                                    ------     ----     ---------      --------      --------      -------      ---------
Balance, June 30, 1997 ........     36,537     $366     $ 219,870      $ 31,354      $(39,462)     $    --      $ 212,128
                                    ------     ----     ---------      --------      --------      -------      ---------

Dividends .....................         --       --            --        (2,360)           --           --         (2,360)
Net Income ....................         --       --            --        22,920            --           --         22,920
Adjustment to reconcile fiscal
  year end of pooled
  subsidiary ..................         --       --            --           299            --           --            299
Sale of common stock, net of
  transaction costs ...........        937        9        42,251            --            --           --         42,260
Issuance of common stock for
  exercise of stock options and
  401(k) plan .................        231        2         8,152            --         1,391           --          9,545
Issuance of common stock for
  acquisition of acquired
  companies ...................        256        3         7,098            --            --           --          7,101
Purchase of 6 shares of
  common stock for treasury ...         --       --            --            --          (216)          --           (216)
                                    ------     ----     ---------      --------      --------      -------      ---------
Balance, June 30, 1998 ........     37,961     $380     $ 277,371      $ 52,213      $(38,287)     $    --      $ 291,677
                                    ------     ----     ---------      --------      --------      -------      ---------
Dividends .....................         --       --            --        (1,996)           --           --         (1,996)
Adjustment to reconcile fiscal
  year end of pooled subsidiary         --       --            --          (420)           --           --           (420)

Net Income ....................         --       --            --        18,644            --           --         18,644

Foreign currency translation
  adjustment ..................         --       --            --            --            --       (1,121)        (1,121)
Unrealized gain on marketable
  securities ..................         --       --            --            --            --          200            200
                                                                                                                ---------
Comprehensive Income ..........         --       --            --            --            --           --         17,723
Increase in carrying value of
  CareInsite ..................         --       --        54,257            --            --           --         54,257
Issuance of common stock for
  acquired companies ..........      2,003       20        90,035            --            --           --         90,055
Issuance of common stock  for
  exercise of stock options,
  warrants, 401(k) plan and
  redemption of convertible
  securities ..................      1,140       11        34,036            --            --           --         34,047
                                    ------     ----     ---------      --------      --------      -------      ---------
Balance, June 30, 1999 ........     41,104     $411     $ 455,699      $ 68,441      $(38,287)     $  (921)     $ 485,343
                                    ======     ====     =========      ========      ========      =======      =========


         The accompanying notes are an integral part of these consolidated statements.

                  MEDICAL MANAGER CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (in thousands)


                                                                                        Years Ended June 30,
                                                                            ---------------------------------------
                                                                               1999           1998           1997
                                                                            ---------      ---------      ---------

Cash flows provided by operating activities:
     Net income (loss) ................................................     $  18,644      $  22,920      $ (21,360)
     Adjustments to reconcile net income (loss) to net
         cash provided by operating activities:
         Adjustment to reconcile fiscal year end of
             pooled subsidiaries ......................................          (420)           299          1,214
         Depreciation and amortization ................................        15,183          8,589          4,366
         Write-off capitalized software costs .........................         2,381             --             --
         Deferred income taxes ........................................           330          1,221         (4,395)
         Write-off of acquired in-process research and development ....            --             --         32,185
         Write-off of acquired intellectual property and software
             technologies .............................................            --             --          5,228
         Net loss from investment in unconsolidated affiliate .........           596             --             --
         Minority interest in net loss in consolidated subsidiary .....        (2,788)            --             --
     Changes in operating assets and liabilities, net of the effects of acquisitions:
              Accounts receivable, net ................................       (11,412)       (11,671)        (2,546)
              Inventories .............................................          (481)        (1,761)           572
              Other assets ............................................           705         (7,539)        (7,620)
              Accounts payable ........................................         2,029           (481)           910
              Accrued liabilities .....................................         6,672            581          2,402
              Other liabilities .......................................       (22,171)           926             48
              Income taxes payable ....................................         5,256           (648)        (1,936)
              Customer deposits and deferred maintenance
                revenue ...............................................        (1,072)           989          2,096
                                                                            ---------      ---------      ---------

                  Net cash provided by operating activities ...........        13,452         13,425         11,164
                                                                            ---------      ---------      ---------
Cash flows used in investing activities:
         Adjustment to reconcile fiscal year end of
           pooled subsidiaries ........................................            --             --         (9,961)
         Maturities and redemptions of marketable securities ..........        74,741        102,786        396,748
         Purchases of marketable securities ...........................      (137,548)       (91,380)      (495,008)
         Capital expenditures, net ....................................       (12,899)       (15,833)        (7,121)
         Software development costs ...................................        (7,784)          (422)           (32)
         Net cash paid for acquired businesses ........................       (48,777)        (3,750)       (10,612)
         Investment in unconsolidated affiliate .......................        (1,350)            --             --
         Issuance of notes receivable .................................        (5,000)            --             --
                                                                            ---------      ---------      ---------
                  Net cash used in investing activities ...............      (138,617)        (8,599)      (125,986)
                                                                            ---------      ---------      ---------

                  MEDICAL MANAGER CORPORATION AND SUBSIDIARIES
              CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands)

                                                                                     Years Ended June 30,
                                                                       ----------------------------------------
                                                                          1999           1998           1997
                                                                       ---------      ---------      ---------
Cash flows provided by financing activities:
         Adjustment to reconcile fiscal year end of
           pooled subsidiaries ...................................            --             --         22,629
         Purchases of treasury stock .............................          (364)          (216)        (3,656)
         Proceeds from exercise of stock options, warrants and
              401(k) issuances, including related tax benefits ...        30,245          9,505         11,138
         Proceeds from issuance of Convertible Debentures,
              net of underwriting discount .......................            --             --        160,890
         Repurchase of Convertible Debentures ....................            --         (4,842)            --
         Net proceeds from issuance of common stock by
              CareInsite .........................................       120,152             --             --

         Payments on long-term debt ..............................          (430)           (46)          (237)
        Proceeds from the issuance of notes payable ..............             9            928          1,101
        Payments on notes payable ................................        (4,788)        (8,079)          (823)
        Dividends ................................................        (1,996)        (2,232)        (6,753)
        Proceeds from the sale of common stock ...................            --         42,260             --
        Equity contributions from certain stockholders of
          an acquired company ....................................            --             80            414
                                                                       ---------      ---------      ---------

                  Net cash provided by financing activities ......       142,828         37,358        184,703
                                                                       ---------      ---------      ---------
Net increase in cash and cash equivalents ........................        17,663         42,184         69,881
Cash and cash equivalents, beginning of period ...................       137,230         95,046         25,165
                                                                       ---------      ---------      ---------

Cash and cash equivalents, end of period .........................     $ 154,893      $ 137,230      $  95,046
                                                                       =========      =========      =========

         The accompanying notes are an integral part of these consolidated statements.

                  MEDICAL MANAGER CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


(1)  Nature of Operations and Summary of Significant Accounting Policies:

         On July 23, 1999 Medical Manager Corporation (the "Company") (formerly known as Synetic, Inc.) acquired all of the outstanding stock of Medical Manager Health Systems, Inc. ("Health Systems") (formerly known as Medical Manager Corporation) in exchange for 14,109,455 newly issued shares of Medical Manager Corporation common stock. In connection with this merger, Synetic, Inc. changed its name to Medical Manager Corporation. The merger has been accounted for as a tax-free pooling-of-interests. During the three months ended December 31, 1999, the Company executed and closed agreements to acquire the following companies in exchange for 125,486 newly issued shares of Medical Manager common stock:
Clinical Management Solutions, Inc. ("Clinical"), MicroSense, Inc., Resource America, Inc., Service Dimensions, Inc., Terry Kidd, Inc., d/b/a TKI Computer Services ("TKI") and PSI Computer Systems (referred to collectively as the "Second Quarter Acquired Companies"). The acquisitions of the Second Quarter Acquired Companies were accounted for by the pooling of interests method. During the three months ended March 31, 2000, the Company executed and closed agreements to acquire the following companies in exchange for 963,640 newly issued shares of Medical Manager common stock: Direct 1 Medical, Inc. ("Direct 1"), Versyss-MidSouth Business Systems, Inc. ("Midsouth"), Briar Hill Enterprises, Inc. ("Briar Hill"), Aztec Financial, Inc. ("Aztec"), Innovative Healthcare Solutions, Inc. ("Innovative"), Altman Information Systems, Inc. ("Altman"), Medical Software Specialists, Inc. ("MSS"), Americlaims, Ltd. ("Americlaims"), MedsAmerica, Inc. ("MedsAmerica), Medical Office Management Solutions, Inc. ("MOMS") and HealthPro Solutions, Inc. ("HealthPro") (referred to collectively as the "Third Quarter Acquired Companies. The acquisitions of the Third Quarter Acquired Companies were accounted for by the pooling of interests method. The Company's consolidated financial statements reflect the historical operations of the Company for all years prior to the business combinations, and have been retroactively restated to include the financial position, results of operations and cash flows of Health Systems, the Second Quarter Acquired Companies and the Third Quarter Acquired Companies (referred to collectively as "MMHS"). On a standalone basis, for the year ended June 30, 1999, the Company generated revenues and net income of $100,164,000 and $2,387,000, respectively. During the same period, MMHS generated revenues and net income of $195,932,000 and $16,257,000, respectively. On a standalone basis, for the year ended June 30, 1999, changes in the Companies' and MMHS' stockholders' equity was $173,310,000 and $20,356,000, respectively.

         The consolidated financial statements of the Company include reclassifications made to conform financial statement presentation of MMHS to that of the Company.

         MMHS is a leading provider of comprehensive physician practice management information systems to independent physicians, independent practice associations, management service organizations, physician practice management organizations, management care organizations and other providers of health care services in the United States. MMHS develops, markets and supports the Medical Manager practice management system, which addresses the financial, administrative, clinical and practice management needs of physician practices. The Medical Manager system has been implemented in a wide variety of practice settings from small physician groups to multi-provider independent practice associations and management service organizations. MMHS's proprietary systems enable physicians and their administrative staffs to efficiently manage their practices while delivering quality patient care in a constantly changing health care environment. Since the development of the Medical Manager software in 1982, MMHS's installed base has grown to over 25,000 client sites, representing more than 80 practice specialties, making it the most widely installed physician practice management system in the United States to date.

         The Company's plastics and filtration technologies business is conducted through Porex Technologies Corp. and its affiliated companies ("Porex"). Over the past 36 years Porex has established a leading reputation in the porous plastics industry as a designer, manufacturer and distributor of porous and solid plastic components and products. Porex's porous and solid plastic components and products are used by other manufacturers in a wide range of healthcare, consumer, life sciences and industrial applications primarily to filter, wick, diffuse, drain, vent or control the flow of fluids or gases.

         In January 1999, the Company formed CareInsite, Inc. ("CareInsite") and contributed to it substantially all of the assets and liabilities of the Company's healthcare electronic commerce business. CareInsite is in the development stage. CareInsite intends to provide a broad range of healthcare electronic commerce services which will leverage Internet technology to improve communication among physicians, payers, suppliers and patients and is developing a comprehensive set of transaction, messaging and content services to the healthcare industry participants. The provision of products and services using

                  MEDICAL MANAGER CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(1) Nature of Operations and Summary of Significant Accounting Policies:
(continued)

Internet technology in the healthcare electronic commerce industry is subject to risks, including but not limited, to those associated with competition from existing companies offering the same or similar services, uncertainty with respect to market acceptance of its products and services, rapid technological change, management of growth, availability of future capital and minimal previous record of operations or earnings.

         On June 16, 1999, CareInsite completed its initial public offering of 6,497,500 shares of its common stock (the "Offering"). The net proceeds of the Offering were approximately $106,446,000. The Company currently owns 67.4% of CareInsite.

Principles of Consolidation--

         The accompanying consolidated financial statements include the accounts of the Company and its wholly owned operating subsidiaries, including MMHS and Porex, and its majority owned subsidiary, CareInsite, after elimination of all material intercompany accounts and transactions. Prior to acquisition, Health Systems' year end was December 31. For fiscal years ended June 30, 1999 and 1998, Health Systems' results have been restated to reflect its operations to correspond with the Company's fiscal year end of June 30. The Company combined its historical operations for the fiscal year ended June 30, 1997 with the financial position, results of operations and cash flows of Health Systems for the calendar year ended December 31, 1996. The statement of changes in stockholders' equity and statement of cash flows include adjustments to reflect the operations of Health Systems for the period from January 1, 1997 through June 30, 1997. During this period, Health Systems generated revenues and net income of $44,408,000 and $4,906,000, respectively. Prior to acquisition, each of the Second Quarter Acquired Companies' year ends were December 31, except for Clinical and TKI which were June 30 and March 31, respectively. For the fiscal year ended June 30, 1999, results for the Second Quarter Acquired Companies that were not on a June 30 year end have been restated to reflect their operations to correspond with the Company's fiscal year end of June 30. The Company combined its historical operations for the fiscal years ended June 30, 1998 and June 30, 1997 with each of the Second Quarter Acquired Companies' financial position, results of operations and cash flows for their respective years ends. The statement of changes in stockholders' equity and statement of cash flows include adjustments to reflect the operations of the Second Quarter Acquired Companies with a December 31 year end for the period from July 1, 1998 through December 31, 1998 and TKI for the period from April 1, 1998 through June 30, 1998. During this period, those Second Quarter Acquired Companies generated revenues and net loss of $3,386,000 and $99,000, respectively. Prior to acquisition, each of the Third Quarter Acquired Companies' year ends were December 31, except for Briar Hill, HealthPro and Altman which had year ends of September 30, March 31 and March 31, respectively. For the fiscal year ended June 30, 1999, results for the Third Quarter Acquired Companies have been restated to reflect their operations to correspond with the Company's fiscal year end of June 30. The Company combined its historical operations for the fiscal years ended June 30, 1998 and June 30, 1997 with each of the Third Quarter Acquired Companies' financial position, results of operations and cash flows for their respective years ends. The statement of changes in stockholders' equity and statement of cash flows include adjustments to reflect the operations of the Third Quarter Acquired Companies with a December 31 year end for the period from July 1, 1998 through December 31, 1998, Briar Hill for the period from July 1, 1998 through September 30, 1998 and HealthPro and Altman for the period from April 1, 1998 through June 30, 1998. During this period, those Third Quarter Acquired Companies generated revenues and net income of $10,478,000 and $443,000, respectively.

Foreign Currency Translation--

         Assets and liabilities of Porex's foreign manufacturing facilities are maintained in their functional currency and translated into U.S. dollars at the exchange rate on the balance sheet date. Revenues, costs and expenses are translated at average exchange rates during the year. Foreign currency translation adjustments resulting from this process are charged or credited to accumulated other comprehensive loss in stockholders' equity.

Revenue Recognition--

         Revenue is recognized for Porex's products upon shipment, net of sales returns and allowances. Service revenues within CareInsite are recognized as services are performed. Revenue from software licenses within MMHS is recognized upon sale and shipment. For the year ended June 30, 1999, revenue from the sale of systems within MMHS was recognized in

                  MEDICAL MANAGER CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(1)  Nature of Operations and Summary of Significant Accounting Policies:
(continued)

accordance with SOP 97-2, Software Revenue Recognition. SOP 97-2 requires the total contract revenue to be allocated to the various elements of the contract based upon objective evidence of the fair values of such elements and allows for only the allocated revenue to be recognized upon completion of those elements. Prior to adopting SOP 97-2, revenue from the sale of systems was recognized when the system was installed and when the related client training was completed. The effect of the adoption of SOP 97-2 was not significant to the Company's results of operations. Amounts billed in advance of recognized revenue are deferred. Revenue from support and maintenance contracts is recognized as the services are performed ratably over the contract period, which typically does not exceed one year. Revenue from other services are recognized as they are provided. Certain expenses are allocated between the cost of revenue for systems and maintenance and other based upon revenue, which basis management believes to be reasonable.

Use of Estimates--

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents--

         The Company considers all investment instruments with an original maturity of three months or less to be the equivalent of cash for purposes of balance sheet presentation and for the consolidated statements of cash flows. These short-term investments are stated at cost, which approximates market.

Marketable Securities--

         Management determines the appropriate classification of its investments in debt securities at the time of purchase and re-evaluates such determinations at each balance sheet date. Debt securities are classified as held to maturity when the Company has the positive intent and ability to hold the securities to maturity. Held-to-maturity securities are carried at cost, net of unamortized premium or discount. Debt securities for which the Company does not have the intent or ability to hold to maturity are classified as available-for-sale. Available-for-sale securities are carried at fair value as of the balance sheet date. At June 30,1999, the Company's investments consisted principally of U.S. Treasury Notes and Federal Agency notes. These investments had an aggregate market value of $298,146,000 and $229,792,000 at June 30, 1999 and 1998,
respectively. Of the investments at June 30,1999, $54,670,000 were debt securities classified as available-for-sale maturing within one year. Unrealized gains on these securities was $278,000 at June 30, 1999. All of the Company's marketable securities at June 30, 1998 were classified as held-to-maturity. At June 30, 1999, gross unrealized gains pertaining to marketable securities and other investments were $1,523,000. Gains and losses on the sale of marketable securities and other investments are calculated using the specific identification method. Subsequent to year end, the Company purchased $50,000,000 principal amount of Federal Agency notes maturing June 2001.

Inventories--

         Inventories are stated at the lower of (first-in, first-out) cost or market. Cost for manufactured products includes raw materials, direct labor, and manufacturing overhead. Market is based on current replacement cost for raw materials and supplies and on net realizable value for work-in-process, finished goods and peripheral computer equipment. Inventories consisted of the following (in thousands):


                                                                 June 30,
                                                            ------------------
                                                              1999        1998
                                                            -------    -------
Raw materials and supplies..............................    $ 4,645    $ 3,219
Work-in-process.........................................      1,600        677
Finished goods..........................................      6,515      1,917
Peripheral computer equipment...........................      3,858      4,116
                                                            -------    -------
                                                            $16,618    $ 9,929
                                                            =======    =======

                  MEDICAL MANAGER CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(1)  Nature of Operations and Summary of Significant Accounting Policies:
(continued)

Property, Plant and Equipment--

         Property, plant and equipment are stated at cost. For financial reporting purposes, depreciation is provided principally on the straight-line method over the estimated useful lives of the assets. Annual depreciation rates range from 2% to 5% for buildings and improvements and from 9% to 33% for machinery and equipment and furniture and fixtures. For income tax purposes, certain assets are depreciated using accelerated methods. Expenditures for maintenance, repair and renewals of minor items are charged to operations as incurred. Major betterments are capitalized.

Product Development Costs--

         Software--

         The Company incurs costs for the production of computer software for use in the sale of CareInsite's services. All costs in the software development process which are classified as research and development costs are expensed as incurred until technological feasibility has been established. Once technological feasibility has been established, software development costs are capitalized until the software is commercially available. Costs capitalized include direct labor and related overhead for software produced by CareInsite and the costs of software licensed from third parties. Such costs are recorded at the lower of unamortized cost or net realizable value. During the year ended June 30, 1999, CareInsite abandoned its development efforts with respect to certain of its products and services. Those efforts were abandoned as a result of encountering a high risk development issue associated with integrating those products and services with the acquired Cerner technology (See Note 3).

         Accordingly, the capitalized software costs related to these products and services in the amount of $2,381,000 were written off and included in development expenses for the year ended June 30, 1999. As of June 30, 1999 and 1998, capitalized internally generated costs were $4,353,000 and $4,368,000, respectively. As of June 30, 1999 and 1998, amounts capitalized for software licensed from vendors were $26,977,000 and $604,000, respectively. Software licensed from vendors primarily relates to the perpetual software licenses obtained from Cerner. For the year ended June 30, 1997, $5,228,000 of costs associated with the acquisitions of certain intellectual property and software technologies were expensed as research and development as technological feasibility had not been reached.

         The Company also incurs costs for the development of software for sale in its physician practice management information systems business. To date, the period between achieving technological feasability and the general availability of such software has been short and software development costs qualifying for capitalization have been insignificant.

         Plastics and Filtration Technologies--

         The Company incurs costs for the development of new and improved products, product applications and manufacturing processes using porous and injection molded plastics. These development costs are expensed as incurred.

Accrued and other liabilities--

         Accrued and other liabilities consisted of the following (in thousands):


                                                                  June 30,
                                                             -------------------
                                                              1999        1998
                                                             ------     -------
Accrued payroll and benefit costs.......................     $  9,521   $  6,641
Accrued acquisition costs...............................        2,177        839
Accrued interest........................................        3,146      3,044
Accrued professional fees...............................        2,710        809
Accrued legal costs.....................................        6,333      1,230
Other...................................................        9,507      6,424
                                                             --------   --------
    Total...............................................     $ 33,394   $ 18,987
                                                             ========   ========

                  MEDICAL MANAGER CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(1)  Nature of Operations and Summary of Significant Accounting Policies:
(continued)

Income Taxes--

         The Company accounts for income taxes pursuant to Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" which uses the liability method to calculate deferred income taxes. The realization of deferred tax assets is based on historical tax positions and expectations about future taxable income (See Note 7). A valuation allowance is provided against the future benefits of deferred tax assets if it is determined that it is more likely than not that the future tax benefits associated with the deferred tax asset will not be realized.

Net Income (Loss) Per Share--

         In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 128, "Earnings per Share" ("SFAS No. 128"). The new standard simplifies the computation of net income per share and increases comparability to international standards. Under SFAS No. 128, basic net income per share is computed by dividing net income by the weighted-average number of common shares outstanding for the period. Diluted net income per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock. The Convertible Debentures (See Note 6 and Note 15), if converted, would not have had a dilutive effect on net income per share for the periods presented.

         The Company adopted the new standard during fiscal 1998, beginning with the December 31, 1997 interim consolidated financial statements. In accordance with SFAS No. 128, all prior periods presented have been restated. The Company has historically reported its EPS on a fully diluted basis, which reflects the dilution resulting from employee stock options, warrants and convertible securities, if dilutive, and is comparable to the new diluted EPS reported.

         A reconciliation of weighted average shares outstanding (basic) to weighted average shares outstanding assuming dilution (diluted) follows:


                                                                               Years Ended June 30,
                                                                   ------------------------------------------
                                                                    1999             1998            1997 (2)
                                                                   ------           ------           --------

     Weighted average shares outstanding (basic)..............     34,508           31,760           23,703
     Common stock equivalents (1).............................      3,119            2,668                -
                                                                   ------          -------           -------
     Weighted average shares outstanding
       assuming dilution (diluted)............................     37,627           34,428           23,703
                                                                   ======          =======           ======

(1) Issuable primarily under stock option plans.
(2) Common stock equivalents not reflected above as they were antidilutive.

Reclassifications--

         Certain reclassifications have been made to prior year amounts to conform to the current year presentation.

Goodwill and other intangible assets--

         Goodwill, which represents the excess of purchase price and related costs over the value assigned to the net tangible assets of businesses acquired, is amortized on a straight line basis over periods ranging from three to ten years for CareInsite acquisitions, 20 years for MMHS acquisitions and 35 to 40 years for plastics and filtration technologies acquisitions. Intangible assets primarily relate to patented and unpatented technologies and trade names and are amortized on a straight line basis over periods ranging from 19 to 40 years.

Accounting for Stock-Based Compensation--

         As permitted by Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS No. 123"), the Company has elected to continue following the guidance of Accounting Principles Board Opinion No.

                  MEDICAL MANAGER CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(1)  Nature of Operations and Summary of Significant Accounting Policies:
(continued)

25, "Accounting for Stock Issued to Employees" ("APB No. 25"), for measurement and recognition of stock-based transactions with employees and non-employee directors. The Company discloses on a pro forma basis both net income and earnings per share as if the fair value based accounting method were used and the difference between compensation cost recognized under APB No. 25 and the fair value method of SFAS No. 123 (See Note 9).

Recently Adopted Accounting Standards--

         In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" ("SFAS No. 130"), effective for fiscal periods beginning after December 15, 1997. The new standard requires that comprehensive income, which includes net income as well as certain changes in assets and liabilities recorded in stockholders' equity, be reported in the financial statements. The Company adopted SFAS No. 130 during the year ended June 30, 1999. The adoption of SFAS No. 130 increased the reporting disclosures and had no impact on the results of operations or financial position of the Company.

         In 1999, the Company adopted Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information", ("SFAS No. 131"). SFAS No. 131 supersedes Statement of Financial Accounting Standards No. 14, "Financial Reporting for Segments of a Business Enterprise", replacing the industry segment approach with the management approach. The management approach designates the internal organization that is used by management for making operating decisions and assessing performance as the source of the Company's reportable segments. SFAS No. 131 also requires disclosures about products and services, geographic areas, and major customers. The adoption of SFAS No. 131 had no impact on the results of operations or financial position of the Company. (See Note 14)

         In February 1998, Statement of Financial Accounting Standards No. 132, "Employers' Disclosures about Pensions and Other Post-retirement Benefits", ("SFAS No. 132"), was issued and is effective for fiscal years beginning after December 15, 1997. This statement revises employers' disclosures about pension and other post-retirement benefit plans. The adoption of SFAS No. 132 will not have any impact on the results of operations or financial position of the Company.

Recently Issued Accounting Standards-

         In March 1998, the American Institute of Certified Public Accountants issued Statement of Position, or "SOP" 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use." SOP 98-1 requires that entities capitalize certain costs related to internal-use software once certain criteria have been met. The Company is required to implement SOP 98-1 for the year ending June 30, 2000. Adoption of SOP 98-1 is expected to have no material impact on the Company's financial condition or results of operations.

         In April 1998, the American Institute of Certified Public Accountants issued SOP 98-5, "Reporting on the Costs of Start-Up Activities." SOP 98-5 requires that entities expense start-up costs as incurred. The Company is required to implement SOP 98-5 for the year ending June 30, 2000. Adoption of SOP 98-5 is expected to have no material impact on the Company's financial condition or results of operations.

(2)  Acquisitions:

Porex--

         Point Plastics--

         On July 21, 1998, the Company completed the acquisition of Point Plastics, Inc.("Point Plastics"), a manufacturing company located in Petaluma, California, for $34,399,942 in cash and 832,259 shares of the Company's common stock. The shares issued are subject to certain limitations restricting the liquidity and transferability of such shares. The fair value of the shares, as determined by management, was approximately $51.18 per share. Point Plastics designs, manufactures and distributes injection-molded, disposable laboratory plastics used for liquid handling in the life sciences marketplace.

                  MEDICAL MANAGER CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(2)  Acquisitions: (continued)

         The acquisition was accounted for using the purchase method of accounting with the purchase price being allocated to assets acquired based on their estimated fair values. Point Plastics' results of operations have been included in the Company's financial statements beginning July 21, 1998.

         A preliminary summary of the purchase price allocation is as follows (in thousands):

               Cash and cash equivalents                                 $ 5,089
               Marketable securities- short-term                           3,490
               Accounts receivable                                         2,170
               Inventories                                                 3,629
               Other current assets                                        4,863
               Property, plant and equipment                              13,665
               Marketable securities- long-term                            3,155
               Goodwill                                                   41,625
               Intangible assets                                          20,600
               Other assets                                                  192
                                                                         -------
                                                                         $98,478
                                                                         =======

         The intangible assets consist of the fair market values of unpatented technologies of $14,700,000 and trade name of $5,900,000. The goodwill, unpatented technologies, and trade name are being amortized over a period of 40 years, 30 years and 40 years, respectively.

         KippGroup-

         On January 22, 1999, the Company completed the acquisition of the KippGroup ("KippGroup"), a manufacturing company located in Ontario, California, for $75,000 in cash and 1,150,028 shares of the Company's common stock. The fair value of the shares, as determined by management, was approximately $40.70 per share.

         Of the purchase price, approximately $3,000,000 is held in escrow. If the KippGroup's earnings before interest and taxes as defined in the Purchase Agreement ("EBIT") for the 12 months ending June 30, 2000 are greater than $5,500,000, then the sellers will receive the funds held in escrow and the interest earned thereon. If the KippGroup's EBIT for such period is less than or equal to $5,500,000, the Company will retain the funds held in escrow and the interest earned thereon, which will be treated as a reduction in purchase price.

         If the KippGroup's EBIT for the 12 month period ending June 30, 2000 ("Determination Period EBIT") is greater than $5,500,000, then the sellers will be entitled to receive additional purchase price of up to approximately $13,500,000 (the "Earnout Amount"). Any additional purchase price is payable in cash or shares of the Company's common stock, at the discretion of the Company. The sellers will receive the same percentage of the Earnout Amount as the percent of $2,000,000 represented by the amount, if any, of KippGroup's Determination Period EBIT between $5,500,000 and $7,500,000.

         The acquisition was accounted for using the purchase method of accounting with the purchase price being allocated to assets acquired based on their estimated fair values. KippGroup results of operations have been included in the Company's financial statements beginning January 22, 1999.

         A preliminary summary of the purchase price allocation is as follows (in thousands):

               Cash and cash equivalents                                $ 3,333
               Accounts receivable                                        1,736
               Inventories                                                2,107
               Other current assets                                          73
               Property, plant and equipment                              9,001
               Goodwill                                                   5,522
               Intangible assets                                         34,600
               Other assets                                                  54
                                                                        -------
                                                                        $56,426
                                                                        =======

                  MEDICAL MANAGER CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(2)  Acquisitions: (continued)

         The intangible assets consist of the fair market values of patented technology of $2,200,000, unpatented technology of $19,200,000 and trade name of $13,200,000.

         The goodwill, patented technology, unpatented technology and trademark are being amortized on a straight-line method over a period of 40 years, 19 years, 30 years and 40 years, respectively.

Health Systems--

         During the year ended June 30, 1998, Health Systems acquired the following resellers (the "1998 Acquired Companies") of The Medical Manager software: (i) The Computer Clinic, Inc. and its affiliates based in Valhalla, New York; (ii) Medysis, Inc. based in Fort Wayne, Indiana; (iii) Computers for Medicine Corporation and Carecom, Inc. based in Englewood, Colorado; (iv) Unisource Systems, Inc. based in Corpus Christi, Texas; and (v) CompRx Systems Corporation based in Hauppauge, New York; (vi) Medical Practice Support Services, Inc. based in Pittsburgh, Pennsylvania; (vii) Health Care Management Solutions, Inc. d/b/a Healthcare Informatics, Inc. based in Springfield, Illinois ; (viii) Strategic Systems, Inc. based in Denver, Colorado; (ix) Intelligent Concept, Ltd. (U.S.A.) based in Los Angeles, California; (x) Health-Tech Systems, Inc. based in El Paso, Texas; (xi) Healthcare Automation Associates, Inc. based in Phoenix, Arizona; (xii) Qualified Technology, Inc. based in Baton Rouge, Louisiana. These acquisitions were accounted for using the pooling of interests method of accounting. The aggregate consideration paid for the 1998 Acquired Companies was 450,568 shares of common stock.

         Also during the year ended June 30, 1998, Health Systems acquired substantially all of the assets or all of the outstanding equity securities of the following 14 resellers (the "1998 Purchased Companies") of The Medical Manager software.


Company Acquired                                 Date of Acquisition               Location
----------------                                 -------------------               --------

Artemis, Inc.                                    July 30, 1997                     Indianapolis, Indiana
Package Computer Systems, Inc.
D/b/a PAC-COMP                                   August 1, 1997                    Sterling Heights, Michigan
Boston Computer Systems, Inc.                    August 6, 1997                    Norwood, Massachusetts
Matrix Computer Consultants, Inc.                September 5, 1997                 Norman, Oklahoma
Professional Management Systems, Inc.            September 10, 1997                St. Charles, Illinois
AMSC, Inc., together with its
wholly-owned subsidiary, AMSC Midwest, Inc.      September 11, 1997                Orlando, Florida and Topeka,
                                                                                   Kansas
Data Concepts, Inc.                              October 30, 1997                  Boise, Idaho
Medical Systems Consultants, Inc.                October 30, 1997                  Boise, Idaho
Advanced Practice Management, Inc.               November 10, 1997                 San Diego, California
Medico Support Services, Inc.                    November 18, 1997                 Salem, Oregon
Companion Technologies of Florida, Inc.          December 31, 1997                 Tampa, Florida
Companion Technologies of Texas                  December 31, 1997                 Arlington, Texas
Management Integrated Solutions                  April 4, 1998                     Houston, Texas
CSA  Provider Services                           June 25, 1998                     Phoenix, Arizona


         The 1998 Purchased Companies were accounted for using the purchase method of accounting. The aggregate consideration paid for the 1998 Purchased Companies was 251,047 shares of common stock, $4,450,041 in cash and the issuance of $6,000,000 in debt.

         During the year ended June 30, 1999, Health Systems executed and closed agreements to acquire the following resellers of The Medical Manager software (the 1999 Acquired Companies): (i) Medical Systems, Inc. based in Dallas, Texas;
(ii) Prism Microcomputers, Inc. based in Fairfax, Virginia; (iii) Advantage Medical Systems, Inc. based in Hurricane, West Virginia; (iv) Medical Design and Images, Inc. based in Austin, Texas; (v) Lee Data Systems, Inc. based in Plymouth Meeting, Pennsylvania; and (vi) MedData Corporation based in Elliot City, Maryland; (vii) Advanced Medical Office Systems, Inc. d/b/a I.E. Corporation based in Stockton, California; (viii) Specialized Computer Systems, Inc. based in DuBois, Pennsylvania; (ix) Shared Business Services, Inc. based in Clearwater, Florida; (x) Uniserv, Inc. based in Baton Rouge, Louisiana; (xi) Meditech, Inc. based in Clarksville, Indiana; (xii) Business Support Systems, Inc. based in Chesapeake, Virginia; (xiii) Quantum

                  MEDICAL MANAGER CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(2)  Acquisitions:  (continued)

Healthcare Systems, Inc. based in Fresno, California; (xiv) Western Healthcare based in San Luis Obispo, California; (xv) Donald Friesen & Associates based in Bakersfield, California; and (xvi) Diversified Management Services, Inc. based in Oklahoma City, Oklahoma. The acquisitions of the 1999 Acquired Companies were accounted for using the pooling of interests method of accounting. The aggregate consideration paid for the 1999 Acquired Companies consisted of 386,353 shares of common stock.

         During the year ended June 30, 1999, Health Systems or its affiliates executed and closed agreements to acquire substantially of the assets, or all of the Medical Manager assets, of the following companies (the 1999 Purchased Companies):


Company Acquired                              Date of Acquisition                         Location
----------------                              -------------------                         --------
Wahltek, Inc.                                 September 1, 1998                           Des Moines, Iowa
LLBC Enterprises, Inc.                        September 21, 1998                          San Antonio, Texas
Circle Software                               November 30, 1998                           Ft. Lauderdale, Florida
ProMed Systems, Inc.                          December 31, 1998                           New Haven, Connecticut
MSO Billing Services, Inc.                    December 31, 1998                           Dallas, Texas
Medical Systems Plus                          March 19, 1999                              LaFayette, Louisiana
Premier Support Services, Inc.                March 24, 1999                              Dallas, Texas
PM2000 Business of CSC Healthcare, Inc.       March 31, 1999                              Birmingham, Alabama
Raven Healthcare Management, Inc.             June 4, 1999                                Nashville, Tennessee
Network Group Division of Blue Cross Blue
 Shield of Georgia                            June 30, 1999                               Atlanta, Georgia

         The acquisitions of the 1999 Purchased Companies were accounted for using the purchase method of accounting. The aggregate consideration paid for the 1999 Purchased Companies consisted of $8,801,680 in cash and 2,151 shares of common stock.

         The 1998 Acquired Companies and the 1999 Acquired Companies are referred to collectively as the Acquired Companies. The 1998 Purchased Companies and the 1999 Purchased Companies are referred to collectively as the Purchased Companies.

         The acquisitions of the Acquired Companies have been accounted for as pooling-of-interests, and accordingly, the consolidated financial statements for the periods presented have been restated to include the Acquired Companies. The Acquired Companies generated revenues of $9,930,000 for the period July 1, 1998 through their respective acquisition date, revenues of $23,119,000 for the year ended June 30, 1998 and $32,826,000 for the year ended December 31, 1996 (1999 Acquired Companies) or through their respective acquisition date (1998 Acquired Companies). Net income of the Acquired Companies was $423,000 for the period July 1, 1998 through their respective acquisition date and $298,000 for the year ended June 30, 1998 (1999 Acquired Companies) or through their respective acquisition date (1998 Acquired Companies) and a net loss of $475,000 for the year ended December 31, 1996. Changes in the Acquired Companies' stockholders' equity for the period July 1, 1998 through their respective acquisition date was $731,000. Changes in the Acquired Companies' stockholders' equity was $1,386,000 for the year ended June 30, 1998 (1999 Acquired Companies) or through their respective acquisition date (1998 Acquired Companies). Changes in the Acquired Companies Stockholders' Equity for the year ended December 31, 1996 was $422,000.

CareInsite--

         Med-Link--

         On May 24, 1999, CareInsite acquired Med-Link Technologies, Inc. ("Med-Link"), a provider of electronic data interchange services based in Somerset, New Jersey. The purchase price for the outstanding capital stock of Med-Link was $14,000,000 in cash. The acquisition was accounted for using the purchase method of accounting with the purchase price being allocated to assets acquired based on their estimated fair values. The operations of Med-Link are included in the Company's financial statements beginning May 24, 1999. Goodwill of $13,450,000 is being amortized over ten years based on a straight-line method.

                  MEDICAL MANAGER CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(2)  Acquisitions: (continued)

         A preliminary summary of the purchase price allocation is as follows (in thousands):

                           Cash                                     $    20
                           Accounts receivable                          711
                           Other assets                                  38
                           Property, plant and equipment                459
                           Goodwill                                  13,450
                                                                    -------
                                                                    $14,678
                                                                    =======

         Avicenna--

         On December 24, 1996, the Company acquired the outstanding equity and indebtedness (including employee stock options) of Avicenna, a privately-held, developmental-stage company located in Cambridge, Massachusetts, for 428,643 shares of the Company's common stock and 161,015 shares of the Company's common stock to be issued in connection with the exercise of employee stock options. The shares issued are subject to certain limitations restricting the liquidity and transferability of such shares. The fair value of the shares, as determined by management, was approximately $47.37 per share. A discount was applied to the market value of the Company's stock to reflect the limitations restricting the liquidity and transferability of such shares to arrive at this amount. As additional consideration, the Company agreed to issue to certain sellers, nontransferable warrants covering 250,000 shares of the Company's common stock, exercisable after December 23, 1998 at a price of $54.50 per share. Avicenna's business plan has been to market and build Intranets for managed care organizations, hospitals and physician groups. The acquisition was accounted for using the purchase method with the purchase price being allocated to assets acquired based on their estimated fair values. Avicenna's results of operations have been included in the Company's financial statements since December 24, 1996.

         A summary of the purchase price allocation is as follows (in thousands):

              Cash                                                  $     42
              Short-term investments                                     240
              Other assets                                               216
              Property, plant and equipment                              759
              Acquired in-process research and development            28,600
              Intangible assets                                        1,502
              Goodwill                                                   116
                                                                     -------
                                                                     $31,475
                                                                     =======

         The intangible assets of $1,502,000 represent the estimated fair market value of Avicenna's existing technical staff. The amount allocated to technical staff was determined based on the estimated costs to recruit, train and develop a replacement workforce. The significant assumptions include salary and benefit levels and expected employee turnover rate.

     The amount allocated to acquired in-process research and development of $28,600,000 was determined using established valuation techniques. Remaining amounts have been allocated to goodwill and were amortized over a two-year period.

         CareAgents--

         On January 23, 1997, the Company acquired CareAgents for 106,029 shares of the Company's common stock. The shares issued are subject to certain limitations restricting the liquidity and transferability of such shares. The fair value of the shares, as determined by management, was approximately $30.65 per share. A discount was applied to the market value of the Company's common stock to reflect the two year limitation restricting the liquidity and transferability of such shares to arrive at this amount. CareAgents was an early development stage company focused on Internet-based clinical commerce applications. The acquisition was accounted for using the purchase method with the purchase price being allocated to acquired in-process research and development of $3,585,000, based on its fair value. CareAgents' results of operations have been included in the Company's financial statements since January 23, 1997. The amount allocated to acquired in-process research and development of $3,585,000 was determined using established valuation techniques.

                  MEDICAL MANAGER CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(2)  Acquisitions: (continued)

Pro forma Information--

         The following summary, prepared on a pro forma basis, combines the results of operations of the Company, Point Plastics, KippGroup, Med-Link and the acquisition of the Purchased Companies assuming the acquisitions were consummated at the beginning of the periods presented (in thousands, except per share data):

                                                   Year Ended June 30,
                                              -----------------------------
                                               1999                    1998
                                              -------                ------
                                                       (unaudited)
Net revenues                                 $316,167               $272,608
Net income                                     17,578                 23,961
Net income per share-basic                      $0.50                  $0.71
Net income per share-diluted                    $0.46                  $0.66

         The pro forma results are not necessarily indicative of what actually would have occurred if the acquisitions had been in effect for the entire period presented. In addition, they are not intended to be a projection of future results.

         Acquired In-Process Research and Development--

         The amounts allocated to acquired in-process research and development of approximately $28,600,000 and $3,585,000 related to Avicenna and CareAgents, respectively, were expensed in the periods of acquisition, with no corresponding tax benefits, as such research and development was in process at the time of the acquisitions and had not reached technological feasibility and had no alternative future use. A description of the acquired in-process research and development and the estimates made are as follows:

         Avicenna-

         The amount allocated to acquired in-process research and development of $28,600,000 was determined based on an income approach valuation methodology. The valuation projected revenue and costs over a nine year period with profitability commencing in three years and increasing steadily through year nine. The assumptions on which the projections were based are subject to a high degree of uncertainty. The more significant uncertainties were those regarding the timing and extent of the estimated revenues associated with this technology as well as the estimated costs to complete the development. A nine year forecast of revenues and costs attributable to the acquired technology was prepared. The nine year projection period was consistent with the expected useful life of the Intranets under development. The resulting operating cash flows were then reduced by working capital and capital expenditures and discounted to present value based upon a discount rate of 30%.

         Avicenna was in the early stages of its development and the systems under development had not yet reached technological feasibility. There was no alternative future use for the technology then developed.

         Avicenna had incurred approximately $1,263,000 in research and development costs to develop the technology to its then current status. Significant costs remained to complete the technological capabilities of its product line and then migrate those capabilities to a new business model envisioned by the Company.

         CareAgents--

         The entire purchase price of $3,585,000 was assigned to acquired in-process research and development. The purchase price allocation to acquired in-process research and development was determined based on an income approach methodology. The assumptions on which the projections were based are subject to a high degree of uncertainty. The more significant uncertainties were those regarding the timing and extent of the estimated revenues associated with this technology as well as the estimated costs to complete the development, as the company was in its initial stages of development. A nine year forecast of revenues and costs attributable to the acquired technology was prepared. The nine year projection period was consistent with the expected useful life of the Intranets under development. The resulting operations cash flows were then reduced by working capital and capital expenditures and discounted to present value based upon a discount rate of 50%.

                  MEDICAL MANAGER CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(3)  Significant Transactions:

         In October 1998, the Company entered into agreements in principle with two strategic partners for its healthcare electronic commerce business --The Health Information Network Connection LLC ("THINC") and Cerner Corporation ("Cerner"). In January 1999, the Company formed CareInsite and contributed to it substantially all of the assets and liabilities of the Company's healthcare electronic commerce business and $10,000,000 in cash. During the year ended June 30, 1999, CareInsite completed the transactions described below:

THINC --

         In January 1999, CareInsite, THINC, and THINC founding members, Greater New York Hospital Association, Empire Blue Cross and Blue Shield ("Empire"), Group Health Incorporated ("GHI") and HIP Health Plans ("HIP") entered into definitive agreements and consummated a transaction for a broad strategic alliance. Under this arrangement, among other things, CareInsite (i) acquired a 20% ownership interest in THINC in exchange for $1,500,000 and a warrant to purchase an aggregate of 4,059,118 shares of common stock of CareInsite, (ii) agreed to extend senior loans to THINC of $2,000,000 and $1,500,000 of working capital line of credit (the "Working Capital Line of Credit"), (iii) entered into a Management Services Agreement with THINC pursuant to which CareInsite will manage all operations of THINC, including, providing THINC with certain content and messaging services, (iv) licensed to THINC content and messaging services for use over the THINC network and (v) entered into Clinical Transaction Agreements with each of Empire, GHI, and HIP (the "THINC Payers") to provide online prescription laboratory transaction services. CareInsite`s Clinical Transaction Agreement with GHI specifies that CareInsite does not have the right to provide prescription communication services to GHI unless either CareInsite enters into an agreement with GHI's pharmacy benefit manager outlining a methodology for the implementation of such services or GHI elects to proceed without such an agreement. GHI's current pharmacy benefit manager is Merck-Medco, a company with whom the Company and CareInsite are currently involved in litigation (See Note 10). To date, CareInsite has not entered into any such agreement with Merck-Medco and GHI has not made such election.

         As part of this arrangement, THINC entered into Managed Care Transaction Contracts with each of the THINC Payers whereby the THINC Payers agreed to use the THINC network for their online medical claims submission, eligibility, benefit plan detail, roster distribution, remittance advice distribution, claims inquiry, referral/pre-certification and authorization, and encounter submission transactions.

         The warrant issued to THINC is exercisable at a price per share of $4.00, 180 days following the Offering of CareInsite's common stock. The warrant expires on January 1, 2006 subject to certain exceptions. The warrant and shares of CareInsite's common stock issuable upon exercise of the warrant are subject to certain restrictions on transfer. The estimated fair value of the warrant on the date issued was approximately $1,700,000, as determined using the Black-Scholes option pricing model. CareInsite accounts for its investment in THINC using the equity method of accounting.

Cerner--

         In January 1999, CareInsite also entered into definitive agreements and consummated a transaction with Cerner for a broad strategic alliance. Cerner, a publicly traded corporation, is a supplier of clinical and management information systems for healthcare organizations. Under this arrangement, CareInsite, among other things, obtained a perpetual software license to the functionality embedded in Cerner's Health Network Architecture ("HNA") including HNA Millennium Architecture in exchange for 12,437,500 shares of CareInsite's common stock (such shares are subject to certain restrictions on transfer and other adjustments). In addition, CareInsite has issued to Cerner a warrant to purchase up to 1,008,445 shares of common stock at $4.00 per share, exercisable only in the event THINC exercises its warrant. Also, CareInsite will issue to Cerner 2,503,125 additional shares of common stock on or after February 15, 2001 at $0.01 per share in the event the CareInsite has achieved a stated level of physician participation by 2001. The software acquired from Cerner was valued at $20,800,000 based on the value of the equity consideration as determined using an income approach valuation methodology. A ten year forecast of revenues and costs was prepared with the resulting cash flows reduced by working capital and capital expenditures and then discounted to present value based on a weighted average discount rate of 30%. Additionally, because the shares issued to Cerner have no ready market and contain restrictions on transferability, a 15% lack of marketability discount was applied. In connection with CareInsite's strategic relationship with Cerner, CareInsite sold Cerner a beneficial interest to 2% of THINC.

                  MEDICAL MANAGER CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(3)  Significant Transactions: (continued)

         As beneficial owner Cerner will receive any dividends, income and liquidation or disposition proceeds related to Cerner's 2% interest. However, CareInsite will remain the owner of record, will exercise voting rights and will have the right to sell, transfer, exchange, encumber, or otherwise dispose of this 2% interest. Cerner has also agreed to fund $1,000,000 of CareInsite's $2,000,000 senior loan to THINC. Additionally, CareInsite and Cerner entered into a Marketing Agreement that allows for the marketing and distribution of CareInsite's services to the physicians and providers associated with more than 1,000 healthcare organizations who currently utilize Cerner's clinical and management information systems. In addition, Cerner committed to make available engineering and systems architecture personnel and expertise to accelerate the deployment of CareInsite's services, as well as ongoing technical support and future enhancements to HNA. For the year ended June 30, 1999, CareInsite has paid to Cerner $320,000 for these services.

         Concurrent with the Offering CareInsite sold 537,634 shares of its Common Stock to Cerner for cash proceeds of $9,000,000. As of June 30, 1999 Cerner owned 18.7% of CareInsite.

Horizon Blue Cross Blue Shield of New Jersey --

         In June 1999, CareInsite entered into a five and one-half year agreement with Horizon Blue Cross Blue Shield of New Jersey ("Horizon") to provide online prescription, laboratory and managed care communication services. In connection with this transaction, among other things, the CareInsite issued to Horizon a warrant to purchase an aggregate of 811,824 shares of common stock of CareInsite. The warrant issued to Horizon is exercisable 30 months following the offering of CareInsite's common stock. The exercise price per share is $18.00. The warrant expires January 4, 2005. The warrant and shares of CareInsite's common stock issuable upon exercise of the warrant are subject to certain restrictions on transfer. The estimated fair value of the warrant on the date issued was approximately $6,725,000, as determined using the Black-Scholes option pricing model. The Company has included the value of the warrant as part of intangible assets, which is being amortized over the term of the contract.

Medical Manager Health Systems Inc. --

         MMHS and CareInsite have entered into an agreement under which CareInsite will be the exclusive provider of certain network, web hosting and transaction services to MMHS. Under this agreement CareInsite intends to provide healthcare e-commerce services to MMHS's physician base. CareInsite intends to use MMHS's sales and support network as a platform from which to distribute, install and support CareInsite's transaction, messaging and content services to MMHS physicians.

America Online Agreement --

         In September 1999, CareInsite entered into a strategic alliance with America Online, Inc. ("AOL") for CareInsite to be AOL's exclusive provider of a comprehensive suite of services that connect AOL's members, as well as CompuServe members and visitors to AOL's Web-based services, Netcenter, AOL.COM and Digital City (collectively, "AOL Members"), to physicians, health plans, pharmacy benefit managers, covered pharmacies and labs. Under the agreement, CareInsite and AOL have agreed to create co-branded sites which will enable AOL Members to manage their healthcare through online communication with their physicians, health plans, pharmacy benefit managers, covered pharmacies and labs. The agreement has an initial term of four years, subject to the rights of the parties to terminate the agreement under certain conditions, including the right of AOL to terminate the agreement upon the completion of CareInsite's pending merger with Healtheon/WebMD. Through this arrangement, AOL Members will have access to CareInsite's secure, real-time services being developed that allow them, among other things, to select and enroll in health plans, choose their providers, schedule appointments, renew and refill plan-approved prescriptions, view lab results, review claims status, receive explanations of benefits, review patient education materials provided by their health plans, understand plan policies and procedures and receive plan treatment authorizations. CareInsite and AOL have also agreed to collaborate in sales and marketing to the healthcare industry, and they intend to leverage their alliance into cross-promotional and shared advertising revenue initiatives. Under the financial terms of the arrangement, CareInsite has agreed to make $30,000,000 of guaranteed payments to AOL over three years. CareInsite made the first payment of $10,000,000 in September 1999. CareInsite is required to make the remaining guaranteed payments of $10,000,000 on August 31, 2000 and $10,000,000 on August 31, 2001. If the pending merger with Healtheon/WebMD (Note 2) is completed, AOL will have the right to terminate its strategic alliance with CareInsite, in which case the remaining guaranteed payments due to AOL under the agreement shall become immediately payable by CareInsite.

                  MEDICAL MANAGER CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(3)  Significant Transactions: (continued)

         CareInsite also entered into a four year agreement with Netscape Communications Corporation ("Netscape") under which CareInsite acquired a nonexclusive and nontransferable right and license for the use of an unlimited quantity of the Netscape and Sun Microsystems software offered via the Sun Microsystems-Netscape Alliance. The cost of the products was $3,750,000, with a maintenance fee of $750,000 in the initial year, and an option to purchase maintenance at $1,000,000 per year in the second, third and fourth years of the agreement.

         Under a separate agreement entered into in September 1999, AOL purchased 100 shares of newly issued CareInsite Series A Convertible Redeemable Preferred Stock ("CareInsite Preferred Stock") at a price of $100,000 per share, or $10 million of CareInsite Preferred Stock in the aggregate, with an option to purchase up to an additional 100 shares of CareInsite Preferred Stock in September 2000 at the same price ("CareInsite Preferred Option"). At the option of AOL, in March 2002, the CareInsite Preferred Stock is either redeemable in whole for $100,000 per share in cash or convertible in whole, on a per share basis, into (i) the number of shares of CareInsite's common stock equal to $100,000 divided by $49.25 (or 2,030.5 shares) and (ii) a warrant exercisable for the same number of shares of CareInsite's common stock, or 2,030.5 shares, at a price of $49.25 per share. In the event that AOL elects to convert the 100 shares of CareInsite Preferred Stock it purchased in September 1999, it would receive 203,046 shares of CareInsite's common stock and a warrant exercisable into an additional 203,406 shares at a price of $49.25 per share. Prior to March 2002, AOL has the right to require CareInsite to redeem the CareInsite Preferred Stock in whole at $100,000 per share in the event of certain changes in control of CareInsite, which would not include the pending mergers of the Company and CareInsite with Healtheon/WebMD under the Healtheon/WebMD Agreements. The CareInsite Preferred Stock is non-voting except under certain extraordinary circumstances and no dividend is payable on the CareInsite Preferred Stock unless CareInsite declares a dividend on its common stock.

         The proceeds received of $10,000,000 were allocated based on the relative fair values of the CareInsite Preferred Stock and the CareInsite Preferred Option, as determined by management. Accordingly, $7,608,000 was allocated to the CareInsite Preferred Stock and $2,392,000 was allocated to the CareInsite Preferred Option. Additionally, as the CareInsite Preferred Stock is convertible into equity securities with a value in excess of $10,000,000 (the "beneficial conversion feature"), a portion of the proceeds has been allocated to the beneficial conversion feature and is reflected as a discount to the CareInsite Preferred Stock. The value of the beneficial conversion feature, as determined by management, was $5,268,000. The discount is being amortized through March 2002 using the effective interest method and is reflected in minority interest in net loss of consolidated subsidiary in the accompanying statement of operations. The CareInsite Preferred Stock and CareInsite Preferred Option are classified as a component of minority interest in the accompanying balance sheets.

(4)  Stockholders' Equity:

         In April 1997, the Company announced that its Board of Directors authorized a repurchase program involving the purchase of the Company's common stock and outstanding convertible debentures not to exceed $15,000,000 in the aggregate. For the years ended June 30, 1999 and June 30, 1998, the Company repurchased 10,700 and 6,000 shares at a cost of approximately, $364,000 and $216,000, respectively. The Company has reissued all of these shares for employee stock option exercises. In August 1999, the board of directors rescinded the repurchase program.

         On July 23, 1999, the Company amended and restated Article Four of its Certificate of Incorporation, increasing the number of authorized shares to 310,000,000 of which 300,000,000 were designated as common stock.

(5)  Increase in Carrying Value of CareInsite:

         Securities and Exchange Commission Staff Accounting Bulletin No. 51 Accounting for Sales of Stock by a Subsidiary, permits the difference between the carrying value of the parent's investment in its subsidiary and underlying book value of the subsidiary after a stock issuance by the subsidiary to be reflected as a gain or loss in the consolidated financial statements, or as a capital transaction. However, for sales of stock by a subsidiary in the development stage, gain recognition is not permitted. Accordingly, as CareInsite is a development stage company, the Company recorded a credit to paid-in capital of $54,257,000, net of deferred taxes as a result of the shares issued by CareInsite during the year ended June 30, 1999.

                  MEDICAL MANAGER CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(6)    Long-Term Debt:

The following table summarizes the company's long-term debt as of June 30, 1999 and 1998 (in thousands):

                                                                                      June 30,
                                                                              --------------------------
                                                                                1999              1998
                                                                              --------          --------

Convertible subordinated debentures due 2007 with
   interest at 5% payable semi-annually(a).............................       $159,484          $159,500
Note payable to former shareholders of Point
 Plastics due April 2003 with interest at 6.23% payable
  quarterly (b)........................................................          6,531                --
Notes payable, remainder of purchase price for acquisitions with interest at 5.5%, $41,000 due on demand and $2,000,000
  due January 15, 2000.................................................          2,041             4,204
Other long-term debt (c)...............................................          6,191             4,746
                                                                              --------          --------
Total..................................................................        174,247           168,450
  Less current portion ................................................          4,206             5,490
                                                                              --------          --------
Long-term portion......................................................       $170,041          $162,960
                                                                              ========          ========

         (a) In February 1997, the Company issued to the public $165,000,000 aggregate principal amount of its 5% convertible subordinated debentures due 2007 (the "Convertible Debentures"). The Convertible Debentures are convertible at any time prior to maturity, unless previously redeemed into shares of the Company's common stock, at a conversion price of $60.00 per share, subject to adjustment under certain circumstances. In connection with the issuance of the Convertible Debentures, the Company recorded debt issuance costs of approximately $5,100,000 that are included in other assets, net of accumulated amortization costs, in the consolidated financial statements. Such costs are being amortized to interest expense using the effective interest method over the life of the Convertible Debentures. In conjunction with the repurchase program discussed in Note 4, the Company repurchased $5,500,000 face amount of Convertible Debentures during the fiscal year ended June 30, 1998 and subsequently retired these debentures during the fiscal year ended June 30, 1999. In addition, holders of $16,000 principal amount of the Company's Convertible Debentures redeemed their Convertible Debentures into approximately 267 shares of the Company's common stock during the fiscal year ended June 30, 1999.

         (b) The Note payable of $6,531,000 is to a former shareholder of Point Plastics. The note is callable under certain circumstances.

         (c) The other long term debt included above consists of various loans with interest rates ranging from 7.75% - 18.00%.

         The annual maturities of long-term debt are as follows (in thousands):

June 30,
--------
2000................................................................... $  4,206
2001...................................................................    1,945
2002...................................................................      574
2003...................................................................    6,975
2004...................................................................      318
THEREAFTER ............................................................  160,229

                  MEDICAL MANAGER CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

 (7)  Income Taxes:

         The income tax provisions are summarized as follows (in thousands):

                                                        Years Ended June 30,
                                              -------------------------------------
                                                1999           1998          1997
                                              --------       --------       -------
Current:
Federal ................................      $  9,033       $  9,834       $ 5,608
Foreign ................................         1,565          1,301         1,063
State ..................................         1,521          1,343           509
                                              --------       --------       -------
  Total current ........................        12,119         12,478         7,180
                                              --------       --------       -------
Deferred:
Federal ................................           768          1,336        (4,293)
State ..................................          (576)          (108)          (43)
                                              --------       --------       -------
  Total deferred .......................           192          1,228        (4,336)
                                              --------       --------       -------
Total income tax provision .............      $ 12,311       $ 13,706       $ 2,844
                                              ========       ========       =======


         A reconciliation of the income tax provision, computed by applying the federal statutory rate to income before taxes, and the actual provision for income taxes is as follows:

                                                                       Years Ended June 30,
                                                          ------------------------------------------
                                                            1999            1998              1997
                                                          --------        --------          --------
Federal statutory rate.............................           35.0%           35.0%            (35.0)%
State tax, net of federal benefit..................            2.4             2.9               3.5
Foreign tax........................................            1.6             1.0               0.6
Minority interest of consolidated subsidiary.......           (3.3)             --                --
S-Corporations acquired not subject to income tax..           (1.3)           (0.9)            (11.1)
Change in valuation allowance......................            7.6              --                --
Dividend exclusion.................................             --              --              (2.6)
Non-deductible research and development............             --              --              57.6
 Other, net .......................................           (2.2)           (0.6)              2.4
                                                          --------         -------            ------
                                                              39.8%           37.4%             15.4%
                                                          ========         =======            ======

         Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets and liabilities as of June 30, 1999 and 1998 are as follows (in thousands):

                                                                            June 30,
                                                      --------------------------------------------------
                                                                1999                       1998
                                                      -------------------------    ---------------------
                                                       Current       Long-term     Current     Long-term
                                                      ---------      ----------    --------    ---------

Deferred Tax Assets:
Accrued expenses .................................      $ 2,105        $     --      $2,491       $   --
Net operating loss carryforwards .................           --          19,843          --        3,637
Bad debts ........................................          273              --         173           --
Inventory ........................................          387              --         319           --
Prepaid and other ................................          445              --         353           --
Deferred revenue .................................          650              --         425           --
Deferred compensation (stock options) ............           --           1,780          --        1,739
                                                        -------        --------      ------       ------
  Gross deferred tax assets ......................        3,860          21,623       3,761        5,376
                                                        -------        --------      ------       ------
  Valuation allowance ............................         (216)           (703)         --           --
                                                        -------        --------      ------       ------
   Total deferred tax assets .....................      $ 3,644        $ 20,920      $3,761       $5,376
                                                        -------        --------      ------       ------
Deferred Tax Liabilities:
Depreciation and amortization ....................      $    --       $ 10,881       $   --      $1,063
Sale of stock by a subsidiary ....................           --         33,285           --          --
Section 481 (a) adjustment .......................           --             --           --         570
Capitalized research and development costs .......           --          1,651           --       1,143
Accrued expenses .................................           --            763           --         122
Other ............................................           --            517           --         386
                                                        -------       --------       ------      ------
    Total noncurrent deferred tax liabilities ....           --         47,097           --       3,284
                                                        -------       --------       ------      ------
    Net deferred tax asset (liability) ...........      $ 3,644       $(26,177)      $3,761      $2,092
                                                        =======       ========       ======      ======

                  MEDICAL MANAGER CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(7)  Income Taxes: (continued)

         As of June 30, 1999, the Company has available net operating loss carryforwards totaling $55,738,000, $6,537,000 related to CareInsite. Effective with the Offering of CareInsite's common stock on June 16, 1999, the Company will no longer consolidate CareInsite for federal income tax purposes. As CareInsite is in the development stage, a valuation allowance was established for the net operating loss related to CareInsite for the period when CareInsite was no longer included in the Company's consolidated federal income tax return. The Company has assessed its past earnings history and trends and expiration dates of its net operating loss carryforwards and has determined that it is more likely than not that the net operating loss carryforwards, except those related to CareInsite as CareInsite is in the development stage, will be realized.

Tax sharing agreement --

         Effective June 16, 1999 CareInsite no longer files a consolidated federal income tax return with the Company, but will continue to file a combined tax return with the Company for California income tax purposes. The Company and CareInsite entered into a tax sharing agreement providing, among other things, that, for periods prior to the Offering and during which CareInsite was included in the Company's consolidated federal income tax returns, the CareInsite will be required to pay the Company an amount equal to CareInsite's federal income tax liabilities for these periods, determined as if the CareInsite had filed federal income tax returns on a separate company basis. Additionally, for periods both before and after the Offering, in situations where the CareInsite files a combined return with the Company for state income tax purposes, such as for California, CareInsite will be required to pay the Company an amount equal to CareInsite's state income tax liabilities, determined as if CareInsite had filed state income tax returns on a separate company basis. If CareInsite experiences a net operating loss resulting in no federal or state income tax liability for a taxable period in which it was included in the Company's consolidated federal or combined state income tax returns, CareInsite will be entitled to a payment from the Company equal to the reduction, if any, in the federal or state income tax liability of the Company consolidated group by reason of the use of CareInsite's net operating loss. Further, under the tax sharing agreement, if CareInsite receives a net tax benefit for certain equity based compensation arrangements involving the Company stock, or for the payment by the Company of certain litigation expenses and damages pursuant to the terms of an indemnification agreement between CareInsite and the Company, then CareInsite is required to pay an amount equal to those tax benefits to the Company when they are actually realized by CareInsite. The tax sharing agreement also provides for the Company to conduct tax audits and tax controversies on CareInsite's behalf for periods, and with respect to returns, in which CareInsite is included in the Company consolidated or combined returns.

(8)  Pension and Profit Sharing Plans:

         The Company has defined benefit pension plans covering a majority of its employees. On May 1, 1998 the Company ceased all benefit accruals under the plan. This event resulted in an immaterial curtailment gain. During the three months ended March 31, 2000, the Company settled all of its obligations by either a cash settlement paid to employees or the purchase of annuity contracts on behalf of plan participants. The remaining assets, after settling all pension plan obligations, reverted back to the Company resulting in a net gain of $2,246,000, which was included in selling, general and administrative expense in the three months ended March 31, 2000. The change in benefit obligation, change in plan assets and reconciliation of funded status for 1999 and 1998 are as follows:

                                                                                       June 30,
                                                                        ----------------------------------
                                                                         1999                        1998
                                                                        ------                      ------
Change in benefit obligation:
  Benefit obligation at beginning of year........................       $5,426                      $4,978
  Service Cost...................................................            -                         248
  Interest Cost..................................................          306                         360
  Change in actuarial assumptions................................          453                         130
  Change due to curtailment......................................            -                        (194)
  Benefits paid..................................................          (97)                        (96)
                                                                        ------                      ------
  Benefit obligation at end of year..............................       $6,088                      $5,426
                                                                        ======                      ======

                  MEDICAL MANAGER CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The following table sets forth the funded status of the plans and amounts recognized in the Company's consolidated balance sheets (in thousands):

                                                                 June 30,
                                                          ----------------------
                                                           1999          1998
                                                          -------       -------
Change in plan assets:
  Fair value of plan assets at beginning of year ...      $ 8,900       $ 6,704
  Actual return on plan assets .....................          709         2,132
  Employer contributions ...........................           --           160
  Benefits paid ....................................          (98)          (96)
                                                          -------       -------
       Fair value of plan assets at end of year ....      $ 9,511       $ 8,900
                                                          =======       =======

Reconciliation of funded status:
  Funded status ....................................        3,424         3,473
  Unrecognized net gain ............................       (3,180)       (3,207)
  Unrecognized net transition amount ...............         (151)         (173)
                                                          -------       -------
       Prepaid pension benefit cost ................      $    93       $    93
                                                          =======       =======


                                                     Year Ended June 30,
                                              -------------------------------
                                               1999        1998         1997
                                              -----       -----       -------
Net periodic pension (benefit) cost:
  Service cost .........................         --         248           277
  Interest cost ........................        306         360           338
  Expected return on plan assets .......       (175)       (567)       (1,377)
  Net amortization .....................       (131)        (97)          923
                                              -----       -----       -------
     Net periodic (benefit) cost .......      $  --       $ (56)      $   161
                                              =====       =====       =======

         The Company funds the plans through annual contributions representing no less than the minimum amounts required as computed by actuaries to be consistent with the plans' objectives and government regulations.

         Assumptions used in the accounting for the Company's defined benefit plans as of June 30, 1999 and 1998 were:

                                                                       1999                1998             1997
                                                                      ------              -----            -----
Discount rate.....................................................     5.7%                7.5%              7.5%
Cost-of-living increase on benefit and pay limits.................      N/A               0%-5%             0%-5%
Expected rate of return on plan assets............................     5.0%                8.0%              8.0%

         Plan assets consist primarily of debt and equity investments.

         In addition to the defined benefit pension plans discussed above, the Company maintains defined contribution profit sharing plans covering substantially all of its employees. Participants must be at least 21 years of age and have completed one year of service and may contribute up to $10,000 of their earnings annually. Effective February 1, 1997 the Company matches 50% of the first 2% and 25% of the second 4% of participants' earnings that are contributed to the plan. From July 1, 1996 through January 31, 1997 the Company matched 25% of the first 4% of participants earnings which were contributed to the plan. For the years ended June 30, 1999, 1998 and 1997, the Company issued 8,394, 4,102 and 3,341 shares of common stock to the plan and recorded expense of $446,000, $187,200, and $132,500, respectively.

         On July 1, 1997, the Company began a qualified 401(k) savings plan (the "Plan") covering certain MMHS employees meeting certain eligibility requirements. The Plan permits each participant to reduce his or her taxable compensation basis by up to 15% and have the amount of such reduction contributed to the Plan. Through December 31, 1998, the Company made a matching contribution of 15% of the first 6% of the compensation deferred by each participant. Effective January 1, 1999, the Plan was amended so that the Company makes a contribution of 25% of the first 6% of the compensation deferred by each participant. Salary reduction contributions are immediately vested in full; matching contributions vest 20% per year over a five year period. During the years ended June 30, 1999 and 1998, the Company made contributions of $309,000 and $162,000, respectively.

                  MEDICAL MANAGER CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(9)  Stock Options:

         The Company has various stock option plans ("Plans") for directors, officers and key employees that provide for non-qualified and incentive stock options. Generally, options granted become exercisable at a rate of 20% on each annual anniversary of the grant. No options may be granted under any of the Plans after July 21, 2008, and all options expire within ten to fifteen years from the date of the grant. Generally, options granted under the Plans have an exercise price equal to 100% of the fair market value of the Company's common stock on the date of grant. There are 14,003,201 shares reserved for issuance under these Plans.

         In addition to the Plans, the Company has granted options to certain directors, consultants and key employees. At June 30, 1999, there were 906,375 options granted to these individuals. The terms of these grants are similar to the Company's non-qualified stock option plans.

         A summary of the status of the Company's stock option plans for the three-year period ended June 30, 1999 is presented below (shares in thousands):

                                                                          Years Ended June 30,
                                             ------------------------------------------------------------------------
                                                     1999                     1998                      1997
                                             --------------------     ----------------------     --------------------
                                                         Weighted                  Weighted                  Weighted
                                                         Average                   Average                   Average
                                                         Exercise                  Exercise                  Exercise
                                              Shares      Price       Shares        Price       Shares        Price
                                             -------     --------     ------       --------     ------       --------
Beginning of year.....................         9,899       $28.23      8,179         $25.43      3,747         $12.52
Granted...............................         4,996       $48.59      2,716         $38.67      5,122         $34.67
Exercised.............................        (1,191)      $12.80       (242)        $16.40       (344)        $ 9.94
Canceled..............................        (1,811)      $44.65       (754)        $39.11       (346)        $37.76
                                              -------                  -----                     -----

End of year...........................        11,893       $35.35      9,899         $28.23      8,179         $25.43
                                              ======                   =====                     =====

Exercisable at end of year............         3,483(a)                3,146                     2,379
                                              ======                   =====                     =====

a) At July 23, 1999, an additional 675,173 shares of common stock vested upon change in control as a result of the merger discussed in note 1.

The following table summarizes information with respect to options outstanding and options exercisable at June 30, 1999 (shares in thousands):

                                                     Options Outstanding                           Options Exercisable
                                   ------------------------------------------------------    -------------------------------
                                                       Weighted                Weighted                         Weighted
Range of Exercise                   Options        Average Remaining           Average         Options          Average
Prices (in dollars)                Outstanding     Contractual Life        Exercise Price    Exercisable     Exercise Price
-------------------                -----------     -----------------       --------------    -----------     --------------
  $1.25- $21.50                       2,774               6.31                 $14.16          2,068             $13.70
  $22.38- $33.75                      2,531               9.95                 $31.59            593             $28.92
  $34.80- $50.00                      5,396               9.92                 $40.53            783             $37.83
  $50.25- $76.13                        947              10.39                 $64.83             39             $53.11
  $78.44- $94.13                        245              12.83                 $86.13              -             $ 0.00

CareInsite Stock Option Plans--

         During the year ended June 30, 1999, CareInsite adopted the CareInsite, Inc. 1999 Officer Stock Option Plan (the "Officer Stock Plan") and the CareInsite, Inc. 1999 Employee Stock Option Plan (the "Employee Stock Plan"), collectively the "CareInsite Plans". The maximum number of shares of CareInsite common stock that will be subject to options under the Employee Stock Plan is 4,000,000 and the maximum number of shares of CareInsite common stock that will be subject to options under the Officer Stock Plan is 3,500,000, subject to adjustment in accordance with the terms of the Plans. The options under the CareInsite Plans vest forty percent at the end of a thirty month period following the date of grant, and the

                  MEDICAL MANAGER CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(9) Stock Options: (continued)

remainder will vest in increments of twenty percent at the end of each subsequent twelve-month period, with the options being fully vested sixty-six months from the date of grant. Generally, options granted under the CareInsite Plans have an exercise price equal to 100% of the fair market value of CareInsite's common stock on the date of grant and expire ten years after date of grant. During the year ended June 30, 1999, CareInsite granted options to purchase an aggregate of 4,652,500 shares of its common stock at a weighted average exercise price of $18.00. None of these options were exercisable at June 30, 1999.

         The Company has elected to follow APB No. 25 in accounting for its employee stock options. Accordingly, no compensation cost has been recognized for the Company's and CareInsite's option plans had the determination of compensation costs for these plans been based on the fair value at the grant dates for awards under these plans, consistent with the method of SFAS No. 123, the Company's net income (loss) and basic and diluted income (loss) per share, on a pro forma basis, would have been as follows (in thousands, except per share data):

                                                                         Year ended June 30,
                                                          -------------------------------------------------
                                                            1999                 1998              1997
                                                          -------               -------          --------
Net income (loss)                                         $(2,951)              $ 9,835          $(24,646)
                                                          =======               =======          ========

Basic income (loss) per share                             $ (0.09)              $  0.31          $  (1.04)
                                                          =======               =======          ========
Diluted income (loss) per share                           $ (0.09)              $  0.29          $  (1.04)
                                                          =======               =======          ========

         The pro forma results indicated above are not intended to be indicative of or a projection of future results.

         The fair value of each Medical Manager option grant is estimated on the date of grant by using the Black-Scholes option-pricing model. The following weighted average assumptions were used:


                                                               1999             1998               1997
                                                              ------           ------             ------
Expected dividend yield........................                    0%               0%                  0%
Expected volatility............................                .4105            .3174               .2722
Risk-free interest rates.......................                  5.7%             6.3%                6.5%
Expected option lives (years)..................              0.5-5.0          0.5-5.0          0.083-1.74
Weighted average fair  value of options
granted during the year........................             $  20.07         $  15.56            $  10.11

         The fair value of each CareInsite option grant is estimated on the date of grant by using the Black-Scholes option-pricing model. The following weighted average assumptions were used:

                                                                      June 30,1999
                                                                      ------------
 Expected dividend yield.............................................          0%
 Expected volatility.................................................      .5327
 Risk-free interest rates............................................       5.65%
 Expected option lives (years).......................................  .5 - 3.00
 Weighted fair value of options granted during the year.............. $     9.73

                  MEDICAL MANAGER CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



 (10) Commitments and Contingencies:

         Leases--

         The Company leases office and warehouse space, equipment and automobiles under various noncancellable operating leases. Certain facilities leased by MMHS are leased under operating leases from entities owned by certain stockholders. These leases expire between the years 2000 and 2001. Rental expense was $7,099,000, $5,742,000, and $2,440,000 for the fiscal years ended June 30, 1999, 1998 and 1997, respectively, of which $448,000, $423,000 and
$254,000 for the fiscal years ended June 30, 1999, 1998 and 1997 was paid to these stockholders.

         The minimum aggregate rental commitments under noncancellable leases, excluding renewal options, are as follows (in thousands):

         Years Ending June 30,
         ---------------------
         2000................................................        $6,149
         2001................................................         5,354
         2002................................................         4,102
         2003................................................         2,176
         2004................................................         1,625
         Thereafter..........................................         2,736

Legal proceedings--

         In the normal course of business, the Company is involved in various claims and legal proceedings. While the ultimate resolution of these matters has yet to be determined, the Company does not believe that their outcome will have a material adverse effect on its financial position.

         On February 18, 1999, Merck & Co., Inc. ("Merck") and Merck-Medco Managed Care, L.L.C. ("Merck-Medco") filed a complaint in the Superior Court of New Jersey against the Company, CareInsite, Martin J. Wygod, Chairman of the Company, and Paul C. Suthern, Roger C. Holstein and Charles A. Mele, officers and/or directors of the Company. Merck and Merck-Medco asserted that the Company, CareInsite and the individual defendants were in violation of certain non-competition, non-solicitation and other agreements. The complaint sought to enjoin the Company, CareInsite, and the individual defendants from conducting the Company's healthcare e-commerce business and from soliciting Merck-Medco's customers. A hearing was held on March 22, 1999 on the plaintiffs' application for a preliminary injunction. On April 15, 1999, the Superior Court denied that application. In March 2000, the Superior Court ruled in favor of the Company, CareInsite and Messrs. Wygod, Suthern, Holstein and Mele and entered an order dismissing with prejudice all of the plaintiffs' claims. The Court's orders terminate Merck's and Merck-Medco's right to seek any claim for injunctive relief or damages arising out of the Company's and CareInsite's activities to deploy its healthcare e-commerce services. The Company's and CareInsite's counterclaims against Merck and Merck-Medco are still pending.

         The Company has recorded $4,300,000 in litigation costs associated with the Merck and Merck-Medco litigation in fiscal year 1999.

         On March 14, 2000, CareInsite was served with a summons in a lawsuit which was filed on February 17, 2000 against CareInsite, the Company and certain of their officers and directors, among other parties, in the New Jersey Superior Court, Chancery Division, in Bergen County. The plaintiff purports to be a holder of CareInsite common stock. The lawsuit, captioned Ina Levy, et al. vs. Martin J. Wygod, et al. purports to bring an action on behalf of the plaintiff and others similarly situated to enjoin the defendants from consummating the proposed merger of the Company and CareInsite with Healtheon/WebMD Corp. (the "Merger"). The plaintiff alleges that the defendants have breached their fiduciary duties in

                  MEDICAL MANAGER CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(10) Commitments and Contingencies: (continued)

that the proposed Merger favors the interests of the Company and its shareholders over the interests of CareInsite's minority shareholders. The plaintiff also alleges that the proposed Merger provides the defendants and other shareholders of the Company with a premium which exceeds the premium provided to CareInsite's minority shareholders. The lawsuit seeks, among other things, an injunction prohibiting the proposed Merger unless certain mechanisms are implemented by CareInsite, as well as plaintiff's costs and disbursements. The Company and CareInsite believe that this lawsuit is without merit and intend to vigorously defend against it.

         Porex has been named as one of many co-defendants in a number of actions brought by recipients of silicone mammary implants. One of the pending claims is styled as a purported class action. Certain of the actions against Porex have been dismissed or settled by the manufacturer or insurance carriers of Porex without material cost to Porex. The Company believes its insurance coverage provides adequate coverage against liabilities that could arise from actions or claims arising out of Porex's distribution of implants.

         A class action lawsuit was brought against the Company alleging Year 2000 issues regarding The Medical Manager software in versions prior to Version
9.0. Seven additional lawsuits were also brought against the Company, each purporting to sue on behalf of those similarly situated and raising essentially the same issues. In March 1999, the Company entered into an agreement to settle the class action lawsuit, as well as five of the seven other similar cases. The settlement created a settlement class of all purchasers of Version 7 and 8 and upgrades to Version 9 of The Medical Manager software, and released the Company from Year 2000 claims arising out of the sales of these versions of the Company's product. Under the terms of the settlement, Version 8.12, containing the Company's Version of 8.11 software with a Year 2000 patch, will be licensed without a license fee to Version 7 and 8 users who participate in the settlement. In addition, the settlement also provided that participating users who purchased a Version 9 upgrade will have the option to obtain one of four optional modules from the Company without a license fee, or to elect to take a share of a settlement cash fund. The settlement required the Company to make a cash payment of $1.455 million. Pursuant to the settlement, the Company was released from liability due to the Year 2000 non-compliance of Versions 7 and 8 by all users of Versions 7 and 8 except 27 users who opted-out of the class settlement and could potentially still bring lawsuits against the Company.

         The Company has received notice of a lawsuit which was filed against the Company and certain of its officers and directors, among other parties, on October 23, 1998 in the United States District Court for the Middle District of Florida. The lawsuit, styled George Ehlert, et al. vs. Michael A. Singer, et al., purports to bring an action on behalf of the plaintiffs and others similarly situated to recover damages for alleged violations of the federal securities laws and Florida laws arising out of the Company's issuance of allegedly materially false and misleading statements concerning its business operations, including the development and sale of its principal product, during the class period. An amended complaint was served on March 2, 1999. The amended complaint was dismissed on a motion to dismiss but this dismissal is currently being appealed. The lawsuit seeks, among other things, compensatory damages in favor of the plaintiffs and the other purported class members and reasonable costs and expenses. The Company believes that this lawsuit is without merit and intends to vigorously defend against it.

Indemnification Agreement--

         The Company and CareInsite entered into an indemnification agreement, under the terms of which CareInsite will indemnify and hold harmless the Company, on an after tax basis, with respect to any and all claims, losses, damages, liabilities, costs and expenses that arise from or are based on the operations of the business of CareInsite before or after the Offering. Similarly, the Company will indemnify and hold harmless CareInsite, on an after tax basis, with respect to any and all claims, losses damages, liabilities, costs and expenses that arise from or are based on the operations of the Company other than the business of CareInsite before or after the Offering. With respect to the Merck litigation, this agreement provides that the Company will bear both the actual costs of conducting the litigation and any monetary damages that may be awarded to Merck and Merck-Medco in the litigation. The agreement further provides that any damages awarded to the Company and CareInsite in the litigation will be for the account of the Company. Finally, the agreement provides that the Company shall not be responsible for any losses suffered by CareInsite resulting from any equitable relief obtained by Merck-Medco against CareInsite, including, but not limited to, any lost profits, other losses, damages, liabilities, or costs or expenses arising from such equitable relief.

\
                  MEDICAL MANAGER CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

 (11) Quarterly Financial Data (Unaudited):

         The following table summarizes the quarterly financial data for the fiscal years ended June 30, 1999 and 1998 (in thousands, except per share data). Net income per share calculations for each of the quarters are based on the weighted average number of shares outstanding for each period; therefore, the sum of the quarters may not necessarily be equal to the full fiscal year per share amount.


                                                      Income
                                                 Before Provision                                   Net Income
                                                       for                                          Per Share
Quarter Ended                     Net Sales      Income Taxes         Net Income              Basic              Diluted
-------------                    -----------     ----------------    -----------              -----              -------
1999
----
September 30, 1998..........     $ 67,930            $11,696            $ 7,151              $ 0.21               $ 0.20
December 31, 1998...........       71,530              5,005              2,925                0.09                 0.08
March 31, 1999...............      73,547              6,323              4,287                0.12                 0.11
June 30, 1999...............       83,089              7,931              4,281                0.12                 0.11

Year Ended June 30, 1999....     $296,096            $30,955            $18,644               $0.54               $ 0.50


                                                      Income
                                                 Before Provision                                   Net Income
                                                       for                                          Per Share
Quarter Ended                     Net Sales      Income Taxes         Net Income              Basic              Diluted
-------------                    -----------     ----------------    -----------              -----              -------
1998
----
September 30, 1997...........    $ 48,415            $ 6,963            $ 4,117              $ 0.13               $ 0.12
December 31, 1997...........       51,365              8,197              4,964                0.16                 0.15
March 31, 1998...............      55,948              9,693              6,096                0.19                 0.18
June 30, 1998...............       60,881             11,773              7,743                0.24                 0.22

Year Ended June 30, 1998....     $216,609            $36,626            $22,920              $ 0.72               $ 0.67

(12) Fair Value of  Financial Instruments :

         The following disclosure of the estimated fair value of financial instruments is made in accordance with the requirements of Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments." The Company using available market information has determined the estimated fair value amounts. However, considerable judgment is required in interpreting market data to develop the estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts that the Company could realize in a current market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

                                                      At June 30, 1999
                                               --------------------------------
                                                Carrying            Estimated
                                                 Amount             Fair Value
                                               ----------          ------------
                                                        (in thousands)
                                                        --------------
Assets:
     Cash and cash equivalents...............     $154,893            $154,893
     Marketable securities...................      296,901             298,146
Liabilities:
     Long-term debt..........................      170,041             205,128

Cash and cash equivalents--

         The carrying amounts of these items are a reasonable estimate of their fair value.

                  MEDICAL MANAGER CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(12) Fair Value of Financial Instruments: (continued)

Marketable securities--

         Marketable securities, consisting of publicly-traded U.S. Treasury Notes and Federal Agency Notes, are valued based on quoted market prices or dealer quotes.

Long-term debt--

         The Convertible Debentures are publicly traded and are valued based on quoted market prices. The carrying amount of all other long-term debt is a reasonable estimate of its fair value.

         The fair value estimates presented herein are based on information available to the Company as of June 30, 1999. Although the Company is not aware of any factors that would significantly affect the estimated fair value amounts, such amounts have not been revalued since that date, and current estimates of fair value may differ significantly from the amounts presented herein.

(13) Supplemental Cash Flow Information (in thousands):

                                                             Years Ended June 30,
                                                       --------------------------------
                                                        1999          1998        1997
                                                       -------      -------      ------

Interest paid .......................................  $ 8,654      $ 8,588      $  398
Income taxes paid ...................................    7,116       11,443       1,891
Non-cash dividends ..................................       --          129       2,709
Conversion of note receivable into a
 stock investment ...................................    2,000           --          --
Issuance of warrants by CareInsite for contract
 with Horizon .......................................    6,752           --          --
Issuance of equity and warrants by CareInsite for
 software technology licensed from Cerner ...........   20,800           --          --
Issuance of warrants by CareInsite for an
 investment in THINC ................................    1,700           --          --

Additional information with respect to the acquisitions is as follows (in thousands):

                                                Years Ended June 30,
                                       ----------------------------------
                                         1999         1998         1997
                                       --------      -------      -------
Net cash paid ...................      $ 48,777      $ 3,750      $10,612
Value of stock issued ...........        90,055        7,021       24,488
Liabilities assumed .............        33,882       12,028       12,437
                                       --------      -------      -------
Fair value of assets acquired ...      $172,714      $22,799      $47,537
                                       ========      =======      =======

 (14)   Segment Reporting:

         During fiscal 1999, the Company adopted the provisions of Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information" ("SFAS No. 131"). SFAS No. 131 establishes standards for reporting information about operating segments and related disclosures about products, geographic information and major customers.

                  MEDICAL MANAGER CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

 (14) Segment Reporting: (continued)

         The Company's operations have been classified into three operating segments, physician practice management information systems ("PPMIS"), plastics and filtration technologies ("PFT") and healthcare electronic commerce ("HEC"). The Company, through MMHS, is a leading provider of comprehensive physician practice management information systems to independent physicians, independent practice associations, management service organizations, physician practice management organizations, management care organizations and other providers of health care services in the United States. The Company, through Porex designs, manufactures and distributes porous and solid plastics components and products used in life sciences, healthcare, industrial and consumer applications. Through its majority owned subsidiary CareInsite, the Company is in the process of developing an Internet-based healthcare electronic commerce, or e-commerce, network that links physicians, payers, suppliers and patients and is developing a comprehensive set of transaction, messaging and content services to the healthcare industry participants.

         The accounting policies of the reportable segments are the same as those described in Note 1 to the consolidated financial statements. The Company evaluates the performance of its operating segments based on pre-tax income. Summarized financial information concerning the Company's reportable segments is shown in the following table (in thousands).

                                             Physician
                                             Practice
                                            Management         Plastics        Healthcare           Corporate
                                            Information       Filtration       Electronic              and
                                              Systems        Technologies       Commerce              Other            Total
                                            -----------      ------------     -----------           ---------         --------
Fiscal 1999
-----------

Net revenues ..........................        $195,932        $ 98,800        $   1,364            $      --         $296,096
Cost of revenues ......................         100,949          45,708            1,062                   --          147,719
Selling, general and administrative ...          59,128          18,928            3,327                6,027           87,410
Research and development ..............           5,889           2,312           11,253                   --           19,454
Litigation costs ......................           2,366              --            4,300                   --            6,666
                                               --------        --------        ---------            ---------         --------
Earnings before interest, taxes,
 depreciation and amortization ........          27,600          31,852          (18,578)              (6,027)          34,847
Depreciation and amortization .........           5,082           8,290            1,695                  116           15,183
Interest, net .........................           2,230           1,318              263                7,480           11,291
                                               --------        --------        ---------            ---------         --------
Income/(loss) before income taxes .....        $ 24,748        $ 24,880        $ (20,010)(a)        $   1,337         $ 30,955
                                               ========        ========        =========            =========         ========
Capital expenditures, net .............        $  4,243        $  8,130        $     276            $     250         $ 12,899
                                               ========        ========        =========            =========         ========
Total assets ..........................        $145,613        $235,128        $ 179,953            $ 257,502         $818,196
                                               ========        ========        =========            =========         ========

                  MEDICAL MANAGER CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(14) Segment Reporting: (continued)

                                                Physician
                                                 Practice
                                                Management        Plastics     Healthcare        Corporate
                                               Information       Filtration    Electronic           and
Fiscal 1998                                      Systems        Technologies    Commerce           Other             Total
-----------                                    -----------      ------------   ----------         ---------         ---------

Net revenue ............................        $ 151,664         $64,945        $     --         $      --         $ 216,609
Cost of revenues .......................           77,877          29,607              --                --           107,484
Selling, general and administrative ....           44,940          12,271           4,573             4,076            65,860
Research and development ...............            4,369           1,922           4,159                --            10,450
                                                ---------         -------        --------         ---------         ---------
   Earnings before interest, taxes
  depreciation and amortization ........           24,478          21,145          (8,732)           (4,076)           32,815
Depreciation and amortization ..........            3,131           3,716           1,650                92             8,589
Interest, net ..........................              447             589              47            11,317            12,400
                                                ---------         -------        --------         ---------         ---------
 Income/(loss) before income taxes .....        $  21,794         $18,018        $(10,335)        $   7,149         $  36,626
                                                =========         =======        ========         =========         =========
Capital expenditures, net ..............        $   3,674         $ 9,819        $  2,097         $     243         $  15,833
                                                =========         =======        ========         =========         =========
Total assets ...........................        $ 120,720         $69,768        $ 10,833         $ 316,325         $ 517,646
                                                =========         =======        ========         =========         =========

Fiscal 1997
                                                                                                                    ---------
Net revenue ............................        $  82,738         $52,885        $     --         $      --         $ 135,623
Cost of revenues .......................           44,102          24,675              --                --            68,777
Selling, general and administrative ....           27,765          11,677           2,087             4,117            45,646
Research and development ...............            2,940           1,749           7,505                --            12,194
Acquired in-process research and
development ............................               --              --          32,185                --            32,185
                                                ---------         -------        --------         ---------         ---------

Earnings before interest, taxes,
  depreciation and amortization ........            7,931          14,784         (41,777)           (4,117)          (23,179)
Depreciation and amortization ..........            1,072           2,631             589                74             4,366
Interest, net ..........................             (749)            904               9             8,865             9,029
                                                ---------         -------        --------         ---------         ---------
Income/(loss) before income taxes ......        $   6,110         $13,057        $(42,357)        $   4,674         $ (18,516)
                                                =========         =======        ========         =========         =========
Capital expenditures, net ..............        $   1,058         $ 4,948        $  1,023         $      92         $   7,121
                                                =========         =======        ========         =========         =========
Total assets ...........................        $  22,665         $55,007        $  3,476         $ 325,856         $ 407,004
                                                =========         =======        ========         =========         =========

         (a) Includes Minority interest in net loss in CareInsite of $2,788,000 for the year ended June 30, 1999.

                  MEDICAL MANAGER CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(14) Segment Reporting: (continued)

         The following table represents revenues by region based on the location of the use of the product (in thousands):

                                                                                Year Ended June 30,
                                                              --------------------------------------------------
                                                                1999                     1998              1997
                                                              --------                 --------          --------

     United States...................................         $265,968                 $197,661          $121,556
     Europe..........................................           19,073                   13,354            11,440
     Asia............................................            7,448                    3,576             2,418
     All Other.......................................            3,607                    2,018               209
                                                              --------                 --------          --------
                                                              $296,096                 $216,609          $135,623
                                                              ========                 ========          ========

         For the fiscal years ended June 30, 1999, 1998 and 1997, no customer accounted for more than 10% of the Company's net revenues.

         The following table represent assets by region (in thousands):

                                                                1999                     1998              1997
                                                              --------                 --------          --------
     United States...................................         $809,985                 $510,018          $400,669
     Europe..........................................            8,211                    7,628             6,335
                                                              --------                 --------          --------
                                                              $818,196                 $517,646          $407,004
                                                              ========                 ========          ========

(15) Subsequent Events (Unaudited):

         Definitive Agreement with Healtheon/Web MD Corporation -

         On February 13, 2000, the Company and CareInsite signed definitive agreements to be acquired by Healtheon/WebMD Corp. Under the terms of the agreement, as amended on June 18, 2000, Healtheon/WebMD will pay 2.5 shares of Healtheon/WebMD common stock for each share of the Company's common stock and
1.3 shares for each share of CareInsite's common stock not owned by the Company. Completion of the acquisitions, which will be accounted for as a purchase transaction, is expected by mid-year, subject to regulatory and shareholder approvals.

         THINC Acquisition -

         In January 2000, CareInsite acquired the remaining 80% equity interest in The Health Information Network Connection ("THINC") owned by Empire Blue Cross and Blue Shield, Group Health Incorporated, HIP Health Plans and Greater New York Hospital Association ("THINC's founding members") in a stock transaction valued at approximately $45,000,000. The acquisition will be accounted for using the purchase method of accounting. Concurrently with the acquisition, warrants to purchase an aggregate 3,247,294 shares of CareInsite's common stock, which represented the THINC founding members' interest in the warrants issued by CareInsite to THINC in January 1999, were distributed to the THINC founding members. Immediately following this transaction the THINC founding members exercised their warrants in full. All shares including those issued upon the exercise of the warrants are subject to certain restrictions on transfer. Simultaneously, CareInsite acquired Cerner Corporation's ("Cerner") 2% non-voting ownership interest in THINC for a note payable of $2,735,000. As a result of the exercise by the THINC founding members of their warrants, Cerner has a warrant to purchase 806,756 shares of CareInsite common stock at an exercise price of $4.00 per share.

                  MEDICAL MANAGER CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(15) Subsequent Events (Unaudited): (continued)

         Physician Computer Network, Inc. Acquisition -

         On March 30, 2000, the Company completed the acquisition of substantially all of the operating assets of Physician Computer Network, Inc. ("PCN"), a provider of physician practice management information systems located in Morris Plains, New Jersey, for $22,500,000 in cash (including forgiveness of $7,000,000 of outstanding loans made by the Company to PCN) and 778,867 shares of the Company's common stock, subject to adjustment based on the net liabilities assumed at the time of closing. The fair value of the shares, as determined by management, was approximately $48.15 per share. The acquisition was accounted for using the purchase method of accounting with the purchase price being allocated to the assets acquired based on their estimated fair values. The goodwill is being amortized over a period of 5 years.

         Provider Technology Group ("PTG") Acquisition -

         On March 27, 2000, CareInsite acquired substantially all of the assets of Provider Technology Group ("PTG"), the e-commerce network of Blue Cross Blue Shield of Massachusetts ("BCBSMA"), for $26,500,000 in cash and 651,968 shares of CareInsite's common stock. Pursuant to the asset purchase agreement, if BCBSMA does not realize at least $22,500,068 in proceeds from the sale of 325,984 of the common shares issued, CareInsite has agreed to pay BCBSMA an amount equal to the shortfall in cash. Accordingly, the fair value of 325,984 of the common shares issued was $69.022 per share.

         The fair value of the remaining 325,984 shares of common stock, as determined by management, was $40.646 per share. Based on the March 31, 2000 closing price for CareInsite's common stock of $23.375, CareInsite would be obligated to remit $14,880,192 to BCBSMA pursuant to CareInsite's guarantee of at least $22,500,068 in proceeds from the sale of 325,984 of the common shares issued to acquire PTG.

         BCBSMA has the right to require CareInsite to purchase from BCBSMA 325,984 shares of CareInsite's common stock at $69.022 per common share if a registration statement for these shares has not been declared effective on or before November 15, 2000. Additionally, if the registration statement referred to above is not declared effective by December 29, 2000, BCBSMA has the right to require CareInsite to purchase up to 651,968 shares of CareInsite common stock from BCBSMA for a price equal to the average closing price per share of CareInsite's common stock for the ten successive trading days ending December 29, 2000.

         The acquisition of PTG was accounted for using the purchase method of accounting with the purchase price being allocated to assets acquired and liabilities assumed based on their fair values. The goodwill related to the transaction will be amortized over a five year period. PTG's results of operations have been included in the CareInsite's financial statements as of March 27, 2000.

         Agreement with Medical Mutual of Ohio ("MMO") -

         On May 25, 2000 CareInsite completed the acquisition of Medical Mutual of Ohio's ("MMO") provider technology business for a total purchase price of 653,997 newly issued shares of CareInsite Common Stock. With respect to the first 225,669 such shares sold by Medical Mutual after May 25, 2001, if the price per share payable to Medical Mutual is less than $22.16 per share, then CareInsite is obligated to pay the difference to MMO.

                  MEDICAL MANAGER CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(15) Subsequent Events (Unaudited): (continued)

         Other Acquisitions -

         During the nine months ended March 31, 2000, the Company acquired substantially all of the assets or all of the outstanding equity securities of the following companies which individually, and in the aggregate are not significant:


Company Acquired                                   Date of Acquisition               Location
----------------                                   -------------------       ------------------------
The Wismer Martin division of
  Physician Computer Network                       July 9, 1999              Spokane, Washington
Hyperion Business Systems                          July 20, 1999             Oakland, California
Mooney Edward Enterprises, Inc.
  d/b/a Medical Information Systems, Inc.          July 28, 1999             Pensacola, Florida
Turnkey Business Systems, Inc.                     September 23, 1999        Nashville, Tennessee
Intellex Medical Management Systems, Inc.          September 24, 1999        Ft. Myers, Florida
Abacus Data Systems, Inc.                          September 27, 1999        Elkhart, Indiana
Health-Net Services of WA & AK, Inc.               October 12, 1999          Eagle River, Alaska
Mupor LTD                                          November 18, 1999         Scotland, United Kingdom
Micro Edge, Inc.                                   December 16, 1999         Stamford, Connecticut
Mednetrix.com, Inc.                                January 21, 2000          Boca Raton, Florida
SCINET, Inc.                                       March 7, 2000             Scottsdale, Arizona
Netics, Inc.                                       March 13, 2000            Maryland
Delta Computing Solutions, LLC                     March 14, 2000            Pittsburgh, Pennsylvania
HCC Communications, Inc.                           March 20, 2000            Lincoln, Nebraska
PC Anywhere Group, LLC                             March 23, 2000            Danbury, Connecticut

         These acquisitions were accounted for using the purchase method of accounting.

         Subordinated Debentures -

         On January 31, 2000, the Company called for redemption on February 15, 2000, the entire $159,388,000 aggregate principal amount of its outstanding 5% Convertible Subordinated Debentures due 2007 ("Debentures"). As an alternative to redemption, the outstanding Debentures were convertible into the Company's common stock at the rate of approximately 16.667 shares of common stock per $1,000 principal amount of Debentures, with cash to be paid in lieu of any fractional shares, for Debentures surrendered on or prior to February 14, 2000. $159,114,000 aggregate principal amount of the Debentures were surrendered to the Company for conversion into 2,651,828 shares of the Company's common stock. The remaining $274,000 aggregate principal amount of Debentures were redeemed at a redemption price of $1,053.57 per $1,000 principal amount of Debentures including accrued interest.